As filed with the Securities and Exchange Commission on February 28, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Apartment Investment and Management Company

AIMCO Properties, L.P.

(Exact Name of each Co-Registrant as Specified in Its Charter)

Maryland (Apartment Investment and Management Company)	84-1259577
Delaware (AIMCO Properties, L.P.)	84-1275621
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4582 South Ulster Street, Suite 1700

Denver, Colorado 80237

(303) 757-8101

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Principal Executive Offices)

Lisa R. Cohn

Executive Vice President, General Counsel and Secretary

4582 South Ulster Street, Suite 1700

Denver, Colorado 80237

(303) 757-8101

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Joseph A. Coco	P. Michelle Gasaway
Skadden, Arps, Slate, Meagher & Flom LLP	Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square	300 South Grand Avenue
New York, New York 10036	Los Angeles, California 90071
(212) 735-3000	(213) 687-5000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Apartment Investment and Management Company:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

AIMCO Properties, L.P.:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Apartment Investment and Management Company:
Debt Securities
Preferred Stock, par value $.01 per share
Class A Common Stock, par value $.01 per share
Warrants
Guarantees
AIMCO Properties, L.P.:
Debt Securities
Total

(1)	Not applicable pursuant to Form S-3 General Instruction II(E)
(2)

An unspecified and indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered and may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities as may from time to time be issued upon exercise, conversion or exchange of the securities registered hereunder.

(3)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of all registration fees, except for the following fees that will be used to offset future registration fees payable hereunder: fees of $147,500 relating to $500,000,000 of unsold debt securities of AIMCO Properties, L.P. that were originally registered pursuant to Registration Statements Nos. 333-61409 and 333-61409-01 and were, pursuant to Rule 429 under the Securities Act of 1933, as amended, included in a combined prospectus included in Registration Statements Nos. 333-71452 and 333-71452-01 and subsequently in a combined prospectus included in Registration Statements Nos. 333-113977 and 333-113977-01, included in Registration Statements Nos. 333-150341 and 333-150341-01, included in Registration Statements Nos. 333-173503 and 333-173503-01, included in Registration Statement Nos. 333-195133 and 333-195133-01, and included in Registration Statement Nos. 333-217456 and 333-217456-01. In connection with the securities offered hereby, except as specified in the previous sentence, the registrants will pay “pay-as-you-go registration fees” in accordance with Rule 456(b) under the Securities Act of 1933, as amended.

PROSPECTUS

Apartment Investment and Management Company

Debt Securities

Preferred Stock

Class A Common Stock

Warrants

Guarantees

AIMCO Properties, L.P.

Debt Securities

We may offer, issue and sell, from time to time, together or separately, debt securities of Apartment Investment and Management Company or AIMCO Properties, L.P., and preferred stock, Class A common stock, warrants and guarantees of Apartment Investment and Management Company. We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. The applicable prospectus supplement may also add, update or change information contained in this prospectus. Apartment Investment and Management Company’s Class A common stock is listed on the New York Stock Exchange under the symbol “AIV.” If any other securities offered hereby will be listed on a securities exchange, such listing will be described in the applicable prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 28, 2020

In this prospectus, except as otherwise indicated or the context otherwise requires, the terms “Company,” “we,” “us” and “our” refer to Apartment Investment and Management Company and all entities included in our consolidated financial statements.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a shelf registration process. Under the shelf registration process, we may, from time to time, sell any of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement and/or a free writing prospectus that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement and/or a free writing prospectus may also add, update or change the information contained in this prospectus. You should read carefully both this prospectus, any prospectus supplement and any free writing prospectus, together with the additional information described under “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

You may obtain from the SEC, through the SEC’s website or at the SEC offices mentioned in the following paragraph, a copy of the registration statement, including exhibits, that we have filed with the SEC to register the securities offered under this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement on Form S-3. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our corporate website at www.aimco.com. Information on the SEC’s website, information on our website and any information that can be accessed from or is hyperlinked to the SEC website or our website does not constitute part of this prospectus.

We “incorporate by reference” into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus the documents listed below and any filings that Apartment Investment and Management Company or AIMCO Properties, L.P. makes with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the initial filing of the registration statement that contains this prospectus and prior to the completion of the offering of all the securities covered by the applicable prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not “filed” in accordance with SEC rules):

•	Apartment Investment and Management Company’s and AIMCO Properties, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 24, 2020;

•

portions of the Definitive Proxy Statement for the 2019 Annual Meeting of Stockholders of Apartment Investment and Management Company on Schedule 14A, filed with the SEC on March 1, 2019, that are incorporated by reference into Part III of Apartment Investment and Management Company’s and AIMCO Properties, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 20, 2019;

•	Apartment Investment and Management Company’s and AIMCO Properties, L.P.’s Current Report on Form 8-K, filed with the SEC on February 3, 2020; and

•

the description of Apartment Investment and Management Company’s capital stock contained in the Registration Statement on Form 8-A (File No. 1-13232) filed July 19, 1994, including any amendment or report filed for the purpose of updating such description including Exhibit 4.1 to Apartment Investment and Management Company’s and AIMCO Properties, L.P.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (filed with the SEC on February 24, 2020).

You may request a copy of these filings or any future filings that are incorporated by reference in this prospectus, at no cost, by writing or calling us at the following address and telephone number:

Corporate Secretary

Apartment Investment and Management Company

4582 South Ulster Street

Suite 1700

Denver, Colorado 80237

(303) 757-8101

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus filed by us with the SEC, and any information about the terms of securities conveyed to you by us, our underwriters or agents. We have not authorized anyone else to provide you with additional or different information. We are not making an offer of securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate as of any date other than the date of such prospectus, prospectus supplement or free writing prospectus, or, if an earlier date is specified for such information, such earlier date.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated by reference herein or therein may contain statements, estimates or projections that constitute “forward-looking statements,” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements. These may include, without limitation, statements regarding: our ability to maintain current or meet projected occupancy; rental rates and property operating results; the effect of acquisitions, dispositions, redevelopments and developments; our ability to meet budgeted costs and timelines, and achieve budgeted rental rates related to our redevelopment and development investments; expectations regarding sales of our apartment communities and the use of proceeds thereof; and our ability to comply with debt covenants, including financial coverage ratios.

Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond our control, including, without limitation:

•

Real estate and operating risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the amount, location and quality of competitive new housing supply; the timing of acquisitions, dispositions, redevelopments and developments; and changes in operating costs, including energy costs;

•

Financing risks, including the availability and cost of capital markets’ financing; the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; and the risk that our earnings may not be sufficient to maintain compliance with debt covenants;

•	Insurance risks, including the cost of insurance, natural disasters and severe weather such as hurricanes; and

•

Legal and regulatory risks, including costs associated with prosecuting or defending claims and any adverse outcomes; the terms of governmental regulations that affect us and interpretations of those regulations; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of apartment communities presently or previously owned by us.

In addition, our current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended (the “Code”) and depends on our ability to meet the various requirements imposed by the Code, through actual operating results, distribution levels and diversity of stock ownership.

Readers should carefully review our financial statements and the notes thereto, as well as the section entitled “Risk Factors” described in Item 1A of the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed by Apartment Investment and Management Company and AIMCO Properties, L.P. and the other documents we file from time to time with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8–K.

AIMCO AND THE AIMCO OPERATING PARTNERSHIP

Apartment Investment and Management Company, or Aimco, is a Maryland corporation incorporated on January 10, 1994. Aimco is a self-administered and self-managed real estate investment trust, or REIT. AIMCO Properties, L.P., or the Aimco Operating Partnership, is a Delaware limited partnership formed on May 16, 1994, to conduct our business, which is focused on the ownership, management, redevelopment and some development of quality apartment communities located in several of the largest markets in the United States.

Aimco, through its wholly-owned subsidiaries, AIMCO-GP, Inc. and AIMCO-LP Trust, holds a majority of the ownership interests in the Aimco Operating Partnership. Aimco conducts all of its business and owns all of its assets through the Aimco Operating Partnership. Interests in the Aimco Operating Partnership that are held by limited partners other than Aimco are referred to as OP Units. OP Units include common partnership units, which we refer to as common OP Units, as well as preferred partnership units, which we refer to as preferred OP Units. As of December 31, 2019, after elimination of units held by consolidated subsidiaries, the Aimco Operating Partnership had 158,419,051 common OP Units outstanding. As of December 31, 2019, Aimco owned 148,885,197, or 94.0%, of the common OP Units of the Aimco Operating Partnership and Aimco had an equal number of shares of its Class A Common Stock outstanding

As of December 31, 2019, our real estate portfolio consisted of 124 apartment communities with 32,839 apartment homes.

Our principal executive offices are located at 4582 South Ulster Street, Suite 1700, Denver, Colorado 80237 and our telephone number is (303) 757-8101.

RISK FACTORS

Investing in our securities involves various risks. You should carefully consider any risk factors set forth or incorporated by reference in the applicable prospectus supplement or any free writing prospectus, together with all the other information contained in the prospectus supplement or any free writing prospectus or appearing or incorporated by reference in this prospectus and in the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under “Risk Factors” in Item 1A of the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed by Aimco and the Aimco Operating Partnership, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement or any free writing prospectus, we intend to use the net proceeds from the sale of the securities for working capital and general corporate purposes, which may include the repayment or refinancing of outstanding indebtedness, the financing of future acquisitions (which may include acquisitions of real properties, interests therein or real estate-related securities) and the financing of improvements or expansion of properties. Pending the use thereof, we intend to invest any net proceeds in short-term, interest-bearing securities.

DESCRIPTION OF AIMCO DEBT SECURITIES

General

The following description sets forth certain general terms and provisions of the debt securities of Aimco. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to such securities will be described in the applicable prospectus supplement and/or applicable free writing prospectus.

The debt securities of Aimco may be issued, from time to time, in one or more series, and will constitute senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be issued from time to time under an indenture to be entered into between Aimco and a trustee to be named in the applicable prospectus supplement. Forms of these indentures are incorporated by reference as exhibits to the registration statement that includes this prospectus. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”). Capitalized terms used in this section that are not defined in this prospectus are defined in the indenture to which they relate. The statements made under this heading about the debt securities and the indentures are summaries of their material provisions and are not complete. These statements are subject to, and are qualified in their entirety by reference to, all the provisions of the indentures and the debt securities, including definitions of certain terms.

The debt securities will be direct, unsecured obligations of Aimco. The indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder and provide that such debt securities may be issued thereunder from time to time in one or more series. Under the indentures, Aimco will have the ability to issue debt securities with terms different from those of debt securities previously issued by it, without the consent of the holders of such previously issued series of debt securities, in an aggregate principal amount determined by Aimco.

Debt securities may be issued and sold at a discount below their principal amount. Special U.S. federal income tax considerations applicable to debt securities, including securities issued with original issue discount, will be described in more detail in the applicable prospectus supplement.

Below is a description of some general terms of Aimco’s debt securities that may be specified in a prospectus supplement or free writing prospectus. You should read the applicable prospectus supplement and any applicable free writing prospectus for a description of the debt securities being offered, including:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•

whether the debt securities may be represented initially by a debt security in temporary or permanent global form, and if so, the initial depositary with respect to such temporary or permanent global security and whether, and the circumstances under which, beneficial owners of interests in any such temporary or permanent global security may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination;

•	the price or prices at which the debt securities will be issued;

•	the date or dates on which the principal of the debt securities is payable or the method of determination thereof;

•

the place or places where and the manner in which the principal of and premium, if any, and interest, if any, on such debt securities will be payable and the place or places where such debt securities may be presented for transfer and, if applicable, conversion or exchange;

•	the rate or rates at which the debt securities will bear interest, or the method of calculating such rate or rates, if any, and the date or dates from which such interest, if any, will accrue;

•	the dates, if any, on which any interest on the debt securities will be payable, and the regular record date for any interest payable on any debt securities;

•

the right or obligation, if any, of Aimco to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, the conditions, if any, giving rise to such right or obligation, and the period or periods within which, and the price or prices at which and the terms and conditions upon which debt securities of the series shall be redeemed or purchased, in whole or part, and any provisions for the remarketing of such debt securities;

•

whether such debt securities are convertible or exchangeable into other debt securities or equity securities, and, if so, the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions;

•	any terms applicable to such debt securities which are issued at a discount, including the issue price thereof and the rate or rates at which original issue discount will accrue;

•

if other than the principal amount thereof, the portion of the principal amount of the debt securities that will be payable upon declaration or acceleration of the maturity thereof pursuant to an event of default;

•	any special U.S. federal income tax considerations applicable to the debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the indenture.

The applicable prospectus supplement and/or any applicable free writing prospectus will also describe the following terms of any series of senior subordinated debt securities or subordinated debt securities offered hereby:

•	the rights, if any, to defer payments of interest on such series of debt securities by extending the interest payment period, and the duration of such extensions;

•	the subordination terms of such series of debt securities; and

•	any special provisions for the payment of additional amounts with respect to the debt securities.

Since the operations of Aimco are currently conducted principally through its subsidiaries, Aimco’s cash flow and its consequent ability to service debt, including the debt securities, will depend, in large part, upon the earnings of its subsidiaries and the distribution of those earnings to Aimco, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to Aimco by its subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Any right of Aimco to receive assets of any of the subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors (including trade creditors), except to the extent that Aimco is recognized as a creditor of such subsidiary, in which case the claims of Aimco would still be subordinate to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by Aimco.

Conversion or Exchange

No series of debt securities that may be issued and sold pursuant hereto will be convertible into, or exchangeable for, other securities or property, except as set forth in the applicable prospectus supplement or applicable free writing prospectus, which will set forth the terms and conditions upon which such conversion or exchange may be effected, including the initial conversion or exchange rate and any adjustments thereto, the conversion or exchange period and any other conversion or exchange provisions.

Form, Exchange, Registration and Transfer

A series of debt securities may be issued solely as registered debt securities. A series of debt securities may be issuable in whole or in part in the form of one or more global debt securities, as described below under “Global Debt Securities.” Unless otherwise indicated in an applicable prospectus supplement or applicable free writing prospectus, debt securities will be issuable in denominations of $1,000 and integral multiples thereof. Any series of debt securities will be exchangeable for other debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

Debt securities may be presented for exchange as provided above and, unless otherwise indicated in the applicable prospectus supplement or applicable free writing prospectus, may be presented for registration of transfer, at the office or agency of Aimco designated as registrar or co-registrar with respect to such series of debt securities, without service charge and upon payment of any taxes, assessments or other governmental charges as described in the indenture. Such transfer or exchange will be effected on the books of the registrar or any other transfer agent appointed by Aimco upon such registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. Aimco intends initially to appoint the trustee for the particular series of debt securities as the registrar for such debt securities and the name of any different or additional registrar designated by Aimco with respect to the debt securities will be included in the prospectus supplement relating thereto. If a prospectus supplement or free writing prospectus refers to any transfer agents (in addition to the registrar) designated by Aimco with respect to any series of debt securities, Aimco may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that Aimco will be required to maintain a transfer agent in the Borough of Manhattan, the City of New York. Aimco may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any partial redemption of any series of debt securities, Aimco will not be required to (1) issue, register the transfer of or exchange debt securities of that series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or (2) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement or free writing prospectus, payment of principal of, and interest, if any, on, debt securities will be made at the office of such paying agent or paying agents as Aimco may designate from time to time, except that, at the option of Aimco, payment of principal or interest may be made by check or by wire transfer to an account maintained by the payee. Unless otherwise indicated in the applicable prospectus supplement or free writing prospectus, payment of any installment of interest on debt securities will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest.

Unless otherwise indicated in the applicable prospectus supplement or free writing prospectus, the trustee for the debt securities being offered will be designated as Aimco’s sole paying agent for payments with respect to such debt securities. Any other paying agents initially designated by Aimco for the debt securities being offered will be named in the applicable prospectus supplement or free writing prospectus. Aimco may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that Aimco will be required to maintain a paying agent in the Borough of Manhattan, The City of New York.

All moneys paid by Aimco to a paying agent for the payment of principal of, or interest, if any, on, any debt security that remains unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to Aimco, and the holder of such debt security or any coupon will thereafter look only to Aimco for payment thereof.

Global Debt Securities

The debt securities of a series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depositary, which will be identified in the applicable prospectus supplement or free writing prospectus. A global debt security may be issued only in registered form and in either temporary or permanent form. A debt security in global form may not be transferred except as a whole to the depositary for such debt security or to a nominee or successor of such depositary. If any debt securities of a series are issuable in global form, the applicable prospectus supplement or free writing prospectus will describe the circumstances, if any, under which beneficial owners of interests in any such global debt security may exchange such interests for definitive debt securities of such series and of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of and interest, if any, on such global debt security and the specific terms of the depositary arrangement with respect to such global debt security.

Mergers and Sales of Assets

Subject to any modifications as may be set forth in an applicable prospectus supplement or applicable free writing prospectus, Aimco may not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to another person, unless, among other things, (1) the resulting, surviving or transferee person (if other than Aimco) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person expressly assumes all obligations of Aimco under the debt securities and the indenture, and (2) immediately after giving effect to such transaction, no default or event of default shall have occurred or be continuing under the indenture. Upon the assumption of Aimco’s obligations by a person to whom such properties or assets are conveyed, transferred or leased, subject to certain exceptions, Aimco shall be discharged from all obligations under the debt securities and the indenture.

Events of Default

Each indenture provides that, if an event of default specified therein shall have occurred and be continuing, with respect to each series of debt securities outstanding thereunder, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the principal amount (or, if any of the debt securities of such series were issued at a discount, such portion of the principal amount of such debt securities as may be specified by the terms thereof) of the debt securities of such series to be immediately due and payable. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may rescind such a declaration.

Under each indenture (unless otherwise set forth in an applicable prospectus supplement or applicable free writing prospectus), an event of default is defined as, with respect to each series of debt securities outstanding thereunder, any of the following:

•	default in payment of the principal of any debt securities of such series;

•

default in payment of any interest on any debt securities of such series when due, continuing for 30 days (or 60 days, in the case of senior subordinated debt securities or subordinated debt securities);

•

default by Aimco in compliance with other agreements in the debt securities of such series or the indenture relating to the debt securities of such series upon the receipt of notice of such default given by the trustee for such debt securities or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series and Aimco’s failure to cure such default within 60 days after receipt of such notice;

•	certain events of bankruptcy or insolvency; and

•	any other event of default set forth in an applicable prospectus supplement or applicable free writing prospectus with respect to the debt securities of such series.

The trustee shall give notice to holders of the debt securities of any continuing default known to the trustee within 90 days after the occurrence thereof; provided that the trustee may withhold such notice, as to any default other than a payment default, if it determines in good faith that withholding the notice is in the interests of the holders.

The holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided that such direction shall not be in conflict with any law or the indenture and subject to certain other limitations. Before proceeding to exercise any right or power under the indenture at the direction of such holders, the trustee shall be entitled to receive from such holders reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with any such direction. With respect to each series of debt securities, no holder will have any right to pursue any remedy with respect to the indenture or such debt securities, unless:

•	such holder shall have previously given the trustee written notice of a continuing event of default with respect to the debt securities of such series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series shall have made a written request to the trustee to pursue such remedy;

•	such holder or holders have offered to the trustee reasonable indemnity satisfactory to the trustee;

•

the holders of a majority in aggregate principal amount of the outstanding debt securities of such series have not given the trustee a direction inconsistent with such request within 60 days after receipt of such request; and

•	the trustee shall have failed to comply with the request within such 60-day period.

Notwithstanding the foregoing, the right of any holder of debt securities to receive payment of the principal of and interest in respect of such debt securities on the date specified in such debt securities as the fixed date on which an amount equal to the principal of such debt securities or an installment of principal thereof or interest thereon is due and payable (the “stated maturity” or “stated maturities”) or to institute suit for the enforcement of any such payments shall not be impaired or adversely affected without such holder’s consent. The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may waive an existing default with respect to such series and its consequences, other than (1) any default in any payment of the principal of, or interest on, any debt securities of such series or (2) any default in respect of certain covenants or provisions in the indenture that may not be modified without the consent of the holder of each of the outstanding debt securities of such series affected as described in “Modification and Waiver” below.

Each indenture provides that Aimco shall deliver to the trustee within 120 days after the end of each fiscal year of Aimco an officers’ certificate stating whether or not the signers know of any default that occurred during such period.

Modification and Waiver

Aimco and the trustee may execute a supplemental indenture without the consent of the holders of the debt securities:

•

to add to the covenants, agreements and obligations of Aimco for the benefit of the holders of all the debt securities of any series or to surrender any right or power conferred in the indenture upon Aimco;

•

to evidence the succession of another corporation, partnership or other entity to Aimco and the assumption by such corporation, partnership or other entity of the obligations of Aimco under the indenture and the debt securities;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•

to provide for the acceptance of appointment under the indenture of a successor trustee with respect to the debt securities of one or more series and to add to or change any provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee;

•	to cure any ambiguity, defect or inconsistency;

•

to add to, change or eliminate any provisions (which addition, change or elimination may apply to one or more series of debt securities); provided that any such addition, change or elimination does not (1) apply to any debt securities of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision or (2) modify the rights of the holder of any such debt securities with respect to such provision;

•	to secure the debt securities;

•	to make any other change that does not adversely affect the rights of any holder of debt securities; or

•

to make any other change set forth in an applicable prospectus supplement or applicable free writing prospectus that specifies it can be made without the consent of the holders of the applicable debt securities.

Each indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the series affected by such supplemental indenture, Aimco and the trustee may also execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture with respect to such series of debt securities or modify in any manner the rights of the holders of the debt securities of such series; provided that no such supplemental indenture will, without the consent of the holder of each such outstanding debt security affected thereby:

•

change the stated maturity of the principal of, or any installment of principal or interest on, any such debt security or any premium payable upon redemption or repurchase thereof, or reduce the amount of principal of any debt security that was issued at a discount and that would be due and payable upon declaration of acceleration of maturity thereof;

•	reduce the principal amount of, or the rate of interest on, any such debt security;

•	change the place or currency of payment of principal or interest, if any, on any such debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

•	reduce the above-stated percentage of holders of debt securities of any series necessary to modify or amend the indenture for such debt securities;

•	modify the foregoing requirements or reduce the percentage in principal amount of outstanding debt securities of any series necessary to waive any covenant or past default; or

•

in the case of senior subordinated debt securities or subordinated debt securities, amend or modify any of the provisions of such indenture relating to subordination of the debt securities in any manner adverse to the holders of such debt securities.

Holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive certain past defaults and may waive compliance by Aimco with certain of the restrictive covenants described above with respect to the debt securities of such series.

Discharge and Defeasance

Unless otherwise indicated in an applicable prospectus supplement or applicable free writing prospectus, each indenture provides that Aimco may satisfy and discharge obligations thereunder with respect to the debt securities of any series by delivering to the trustee for cancellation all outstanding debt securities of such series or depositing with the trustee, after such outstanding debt securities have become due and payable, cash sufficient to pay at stated maturity all of the outstanding debt securities of such series and paying all other sums payable under the indenture with respect to such series.

In addition, unless otherwise indicated in the applicable prospectus supplement or applicable free writing prospectus, each indenture provides that Aimco,

•	shall be discharged from its obligations in respect of the debt securities of such series (“defeasance and discharge”), or

•

may cease to comply with certain restrictive covenants (“covenant defeasance”), including those described under “Mergers and Sales of Assets,” and any such cessation shall not be an event of default with respect to the debt securities of such series.

In each case, at any time prior to the stated maturity or redemption thereof, when Aimco has irrevocably deposited with the trustee, in trust,

•	sufficient funds to pay the principal of and interest to stated maturity (or redemption) on, the debt securities of such series, or

•

such amount of direct obligations of, or obligations the principal of (and premium, if any) and interest on which are fully guaranteed by, the government of the United States and that are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any) and interest to stated maturity (or redemption) on, the debt securities of such series.

Upon such defeasance and discharge, the holders of the debt securities of such series shall no longer be entitled to the benefits of the indenture, except for the purposes of registration of transfer and exchange of the debt securities of such series and replacement of lost, stolen or mutilated debt securities and shall look only to such deposited funds or obligations for payment. In addition, under present law such defeasance and discharge is likely to be treated as a redemption of the debt securities of that series prior to maturity in exchange for such money or United States government obligations. In that event, each holder would generally recognize, at the time of defeasance, gain or loss measured by the difference between the amount of such money and the fair market value of the United States government obligations deemed received and such holder’s tax basis in the debt securities deemed surrendered. Thereafter, each holder would likely be treated as if such holder held an undivided interest in the money (or investments made therewith) or the United States government obligations (or investments made with interest received therefrom), would generally be subject to tax liability in respect of interest income and/or original issue discount, if applicable, thereon and would recognize any gain or loss upon any disposition, including redemption, of such assets or obligations. Although tax might be owed, the holder of a defeased debt security would not receive any cash until the maturity or an earlier redemption of the debt security (except for current payments of interest on the debt securities of that issue). Such tax treatment could affect the purchase price that a holder would receive upon the sale of the debt securities. Holders are urged to consult their tax advisors with respect to the tax treatment of defeasance of any debt securities.

The Trustees

The trustee for any debt securities will be named in the applicable prospectus supplement or applicable free writing prospectus. Each trustee will be permitted to engage in other transactions with Aimco and each of its subsidiaries; however, if a trustee acquires any conflicting interest, it must eliminate such conflict or resign.

DESCRIPTION OF AIMCO OPERATING PARTNERSHIP DEBT SECURITIES

General

The following description sets forth certain general terms and provisions of the debt securities of the Aimco Operating Partnership to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement and/or free writing prospectus relating to such debt securities.

The debt securities may be issued by the Aimco Operating Partnership, from time to time, in one or more series, and will constitute senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be issued under an indenture to be entered into among the Aimco Operating Partnership, Aimco (as guarantor, if applicable) and a trustee to be named in the applicable prospectus supplement. Forms of these indentures are filed as exhibits to the registration statement that include this prospectus. The indentures will be subject to and governed by the TIA. Capitalized terms used in this section that are not defined in this prospectus are defined in the indenture to which they relate. The statements made under this heading about the debt securities and the indentures are summaries of their material provisions and are not complete. These statements are subject to, and are qualified in their entirety by reference to, all the provisions of the indentures and the debt securities, including the definitions of certain terms.

The debt securities issued by the Aimco Operating Partnership will not be convertible. Aimco will fully and unconditionally guarantee the payment obligations on all debt securities issued by the Aimco Operating Partnership unless, at the time of sale, at least one nationally recognized statistical rating organization (as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Securities Exchange Act of 1934) has rated such debt securities in one of its generic rating categories which signifies investment grade.

The debt securities will be direct, unsecured obligations of the Aimco Operating Partnership. The indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder and provide that such debt securities may be issued thereunder from time to time in one or more series. Under the indentures, the Aimco Operating Partnership will have the ability to issue debt securities with terms different from those of debt securities previously issued by it, without the consent of the holders of such previously issued series of debt securities, in an aggregate principal amount determined by the Aimco Operating Partnership.

Debt securities may be issued and sold at a discount below their principal amount. Special U.S. federal income tax considerations applicable to debt securities, including debt securities issued with original issue discount, will be described in more detail in any applicable prospectus supplement.

Below is a description of some general terms of the Aimco Operating Partnership’s debt securities which may be specified in a prospectus supplement or free writing prospectus. You should read the applicable prospectus supplement and any applicable free writing prospectus for a description of the debt securities being offered, including:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•

whether the debt securities may be represented initially by a debt security in temporary or permanent global form, and if so, the initial depositary with respect to such temporary or permanent global debt security and whether, and the circumstances under which, beneficial owners of interests in any such temporary or permanent global debt security may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination;

•	the price or prices at which the debt securities will be issued;

•	the date or dates on which the principal of the debt securities is payable or the method of determination thereof;

•

the place or places where and the manner in which the principal of and premium, if any, and interest, if any, on such debt securities will be payable and the place or places where such debt securities may be presented for transfer;

•	the rate or rates at which the debt securities will bear interest, or the method of calculating such rate or rates, if any, and the date or dates from which such interest, if any, will accrue;

•	the dates, if any, on which any interest on the debt securities will be payable, and the regular record date for any interest payable on any debt securities;

•

the right or obligation, if any, of the Aimco Operating Partnership to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, the conditions, if any, giving rise to such right or obligation, and the period or periods within which, and the price or prices at which and the terms and conditions upon which debt securities of the series shall be redeemed or purchased, in whole or part, and any provisions for the remarketing of such debt securities;

•	any terms applicable to such debt securities which are issued at a discount, including the issue price thereof and the rate or rates at which original issue discount will accrue;

•

if other than the principal amount thereof, the portion of the principal amount of the debt securities that will be payable upon declaration or acceleration of the maturity thereof pursuant to an event of default;

•	any special U.S. federal income tax considerations applicable to the debt securities;

•	whether the debt securities will be guaranteed by Aimco and the terms of any such guarantee; and

•	any other terms of the debt securities not inconsistent with the provisions of the indenture.

The applicable prospectus supplement and/or any applicable free writing prospectus will also describe the following terms of any series of senior subordinated debt securities or subordinated debt securities offered hereby:

•	the rights, if any, to defer payments of interest on such series of debt securities by extending the interest payment period, and the duration of such extensions;

•	the subordination terms of such series of debt securities; and

•	any special provisions for the payment of additional amounts with respect to the debt securities.

Since the operations of the Aimco Operating Partnership are currently conducted principally through its subsidiaries, the Aimco Operating Partnership’s cash flow and its consequent ability to service debt, including the debt securities, will be dependent, in large part, upon the earnings of the subsidiaries and the distribution of those earnings to the Aimco Operating Partnership, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to the Aimco Operating Partnership by its subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Any right of the Aimco Operating Partnership to receive assets of any of its subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors (including trade creditors), except to the extent that the Aimco Operating Partnership is recognized as a creditor of such subsidiary, in which case the claims of the Aimco Operating Partnership would still be subordinate to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Aimco Operating Partnership.

Form, Exchange, Registration and Transfer

A series of debt securities may be issued solely as registered debt securities. A series of debt securities may be issuable in whole or in part in the form of one or more global debt securities, as described below under “Global Debt Securities.” Unless otherwise indicated in an applicable prospectus supplement or applicable free writing prospectus, debt securities will be issuable in denominations of $1,000 and integral multiples thereof. Any series of debt securities will be exchangeable for other debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

Debt securities may be presented for exchange as provided above and, unless otherwise indicated in the applicable prospectus supplement or applicable free writing prospectus, may be presented for registration of transfer, at the office or agency of the Aimco Operating Partnership designated as registrar or co-registrar with respect to such series of debt securities, without service charge and upon payment of any taxes, assessments or other governmental charges as described in the indenture. Such transfer or exchange will be effected on the books of the registrar or any other transfer agent appointed by the Aimco Operating Partnership upon such registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Aimco Operating Partnership intends initially to appoint the trustee for the particular series of debt securities as the registrar for such debt securities and the name of any different or additional registrar designated by the Aimco Operating Partnership with respect to the debt securities will be included in the prospectus supplement relating thereto. If a prospectus supplement or free writing prospectus refers to any transfer agents (in addition to the registrar) designated by the Aimco Operating Partnership with respect to any series of debt securities, the Aimco Operating Partnership may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Aimco Operating Partnership will be required to maintain a transfer agent in the Borough of Manhattan, the City of New York. The Aimco Operating Partnership may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any partial redemption of debt securities of any series, the Aimco Operating Partnership will not be required to (1) issue, register the transfer of or exchange debt securities of that series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or (2) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement or applicable free writing prospectus, payment of principal of, and interest, if any, on, debt securities will be made at the office of such paying agent or paying agents as the Aimco Operating Partnership may designate from time to time, except that, at the option of the Aimco Operating Partnership, payment of principal or interest may be made by check or by wire transfer to an account maintained by the payee. Unless otherwise indicated in the applicable prospectus supplement or applicable free writing prospectus, payment of any installment of interest on debt securities will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest.

Unless otherwise indicated in the applicable prospectus supplement or applicable free writing prospectus, the trustee for the debt securities being offered will be designated as the Aimco Operating Partnership’s sole paying agent for payments with respect to the debt securities. Any other paying agents initially designated by the Aimco Operating Partnership for the debt securities being offered will be named in the applicable prospectus supplement or applicable free writing prospectus. The Aimco Operating Partnership may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the Aimco Operating Partnership will be required to maintain a paying agent in the Borough of Manhattan, The City of New York.

All moneys paid by the Aimco Operating Partnership to a paying agent for the payment of principal of, or interest, if any, on, any debt security that remains unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Aimco Operating Partnership, and the holder of such debt security or any coupon will thereafter look only to the Aimco Operating Partnership for payment thereof.

Guarantees

If the Aimco Operating Partnership issues any debt securities that are rated below investment grade at the time of issuance, Aimco will fully and unconditionally guarantee, on a senior or subordinated basis, the due and punctual payment of principal of, premium, if any, and interest on such debt securities, and the due and punctual payment of any sinking fund payments thereon, when and as the same shall become due and payable, whether at a maturity date, by declaration of acceleration, call for redemption or otherwise. The applicability and terms of any such guarantees relating to a series of debt securities will be set forth in the prospectus supplement and/or free writing prospectus relating to such debt securities.

Global Debt Securities

The debt securities of a series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depositary, which will be identified in the applicable prospectus supplement or applicable free writing prospectus. A global debt security may be issued only in registered form and in either temporary or permanent form. A debt security in global form may not be transferred except as a whole to the depositary for such debt security or to a nominee or successor of such depositary. If any debt securities of a series are issuable in global form, the applicable prospectus supplement or applicable free writing prospectus will describe the circumstances, if any, under which beneficial owners of interests in any such global debt security may exchange such interests for definitive debt securities of such series and of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of and interest, if any, on such global debt security and the specific terms of the depositary arrangement with respect to such global debt security.

Mergers and Sales of Assets

Subject to any modifications as may be set forth in an applicable prospectus supplement or applicable free writing prospectus, the Aimco Operating Partnership may not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to another person, unless, among other things, (1) the resulting, surviving or transferee person (if other than the Aimco Operating Partnership) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person expressly assumes all obligations of the Aimco Operating Partnership under the debt securities and the indenture, and (2) immediately after giving effect to such transaction, no default or event of default shall have occurred or be continuing under the indenture. Upon the assumption of the Aimco Operating Partnership’s obligations by a person to whom such properties or assets are conveyed, transferred or leased, subject to certain exceptions, the Aimco Operating Partnership shall be discharged from all obligations under the debt securities and the indenture.

Events of Default

Each indenture provides that, if an event of default specified therein shall have occurred and be continuing, with respect to each series of debt securities outstanding thereunder, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the principal amount (or, if any of the debt securities of such series were issued at a discount, such portion of the principal amount of such debt securities as may be specified by the terms thereof) of the debt securities of such series to be immediately due and payable. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may rescind such a declaration.

Under each indenture (unless otherwise set forth in an applicable prospectus or applicable free writing prospectus), an event of default is defined as, with respect to each series of debt securities outstanding thereunder, any of the following:

•	default in payment of the principal of any debt securities of such series;

•

default in payment of any interest on any debt securities of such series when due, continuing for 30 days (or 60 days, in the case of senior subordinated debt securities or subordinated debt securities);

•

default by the Aimco Operating Partnership (or Aimco, in the case of a guarantee of such debt securities) in compliance with its other agreements in the debt securities of such series or the indenture relating to the debt securities of such series upon the receipt of notice of such default given by the trustee for such debt securities or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series and the failure of the Aimco Operating Partnership (or Aimco, in the case of a guarantee of such debt securities) to cure such default within 60 days after receipt of such notice;

•	certain events of bankruptcy or insolvency; and

•	any other event of default set forth in an applicable prospectus supplement or applicable free writing prospectus with respect to the debt securities of such series.

The trustee shall give notice to holders of the debt securities of any continuing default known to the trustee within 90 days after the occurrence thereof; provided that the trustee may withhold such notice, as to any default other than a payment default, if it determines in good faith that withholding the notice is in the interests of the holders.

The holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided that such direction shall not be in conflict with any law or the indenture and subject to certain other limitations. Before proceeding to exercise any right or power under the indenture at the direction of such holders, the trustee shall be entitled to receive from such holders reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with any such direction. With respect to each series of debt securities, no holder will have any right to pursue any remedy with respect to the indenture or such debt securities, unless:

•	such holder shall have previously given the trustee written notice of a continuing event of default with respect to the debt securities of such series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series shall have made a written request to the trustee to pursue such remedy;

•	such holder or holders have offered to the trustee reasonable indemnity satisfactory to the trustee;

•

the holders of a majority in aggregate principal amount of the outstanding debt securities of such series have not given the trustee a direction inconsistent with such request within 60 days after receipt of such request; and

•	the trustee shall have failed to comply with the request within such 60-day period.

Notwithstanding the foregoing, the right of any holder of debt securities to receive payment of the principal of and interest in respect of such debt securities on the date specified in such debt securities as the fixed date on which an amount equal to the principal of such debt securities or an installment of principal thereof or interest thereon is due and payable (the “stated maturity” or “stated maturities”) or to institute suit for the enforcement of any such payments shall not be impaired or adversely affected without such holder’s consent. The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may waive an existing default with respect to such series and its consequences, other than (1) any default in any payment of the principal of, or interest on, any debt securities of such series or (2) any default in respect of certain covenants or provisions in the indenture that may not be modified without the consent of the holder of each of the outstanding debt securities of such series affected as described in “Modification and Waiver” below.

Each indenture provides that the Aimco Operating Partnership shall deliver to the trustee within 120 days after the end of each fiscal year of the Aimco Operating Partnership an officers’ certificate stating whether or not the signers know of any default that occurred during such period.

Modification and Waiver

The Aimco Operating Partnership and the trustee may execute a supplemental indenture without the consent of the holders of the debt securities:

•

to add to the covenants, agreements and obligations of the Aimco Operating Partnership for the benefit of the holders of all the debt securities of any series or to surrender any right or power conferred in the indenture upon the Aimco Operating Partnership;

•

to evidence the succession of another corporation, partnership or other entity to the Aimco Operating Partnership and the assumption by such corporation, partnership or other entity on of the obligations of the Aimco Operating Partnership under the indenture and the debt securities;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•

to provide for the acceptance of appointment under the indenture of a successor trustee with respect to the debt securities of one or more series and to add to or change any provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee;

•	to cure any ambiguity, defect or inconsistency;

•

to add to, change or eliminate any provisions (which addition, change or elimination may apply to one or more series of debt securities); provided that any such addition, change or elimination does not (1) apply to any debt securities of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision or (2) modify the rights of the holder of any such debt securities with respect to such provision;

•	to secure the debt securities;

•	to make any other change that does not adversely affect the rights of any holder of debt securities; or

•

to make any other change set forth in an applicable prospectus supplement or applicable free writing prospectus that specifies it can be made without the consent of the holders of the applicable debt securities.

Each indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the series affected by such supplemental indenture, the Aimco Operating Partnership and the trustee may also execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture with respect to such series of debt securities or modify in any manner the rights of the holders of the debt securities of such series; provided that no such supplemental indenture will, without the consent of the holder of each such outstanding debt security affected thereby:

•

change the stated maturity of the principal of, or any installment of principal or interest on, any such debt security or any premium payable upon redemption or repurchase thereof, or reduce the amount of principal of any debt security that was issued at a discount and that would be due and payable upon declaration of acceleration of maturity thereof;

•	reduce the principal amount of, or the rate of interest on, any such debt security;

•	change the place or currency of payment of principal or interest, if any, on any such debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

•	reduce the above-stated percentage of holders of debt securities of any series necessary to modify or amend the indenture for such debt securities;

•	modify the foregoing requirements or reduce the percentage in principal amount of outstanding debt securities of any series necessary to waive any covenant or past default; or

•

in the case of senior subordinated debt securities or subordinated debt securities, amend or modify any of the provisions of such indenture relating to subordination of the debt securities in any manner adverse to the holders of such debt securities.

Holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive certain past defaults and may waive compliance by the Aimco Operating Partnership with certain of the restrictive covenants described above with respect to the debt securities of such series.

Discharge and Defeasance

Unless otherwise indicated in an applicable prospectus supplement or applicable free writing prospectus, each indenture provides that the Aimco Operating Partnership may satisfy and discharge obligations thereunder with respect to the debt securities of any series by delivering to the trustee for cancellation all outstanding debt securities of such series or depositing with the trustee, after such outstanding debt securities have become due and payable, cash sufficient to pay at stated maturity all of the outstanding debt securities of such series and paying all other sums payable under the indenture with respect to such series.

In addition, unless otherwise indicated in the applicable prospectus supplement or applicable free writing prospectus, each indenture provides that the Aimco Operating Partnership,

•	shall be discharged from its obligations in respect of the debt securities of such series (“defeasance and discharge”), or

•

may cease to comply with certain restrictive covenants (“covenant defeasance”), including those described under “Mergers and Sales of Assets,” and any such cessation shall not be an event of default with respect to the debt securities of such series.

In each case, at any time prior to the stated maturity or redemption thereof, when the Aimco Operating Partnership has irrevocably deposited with the trustee, in trust,

•	sufficient funds to pay the principal of and interest to stated maturity (or redemption) on, the debt securities of such series, or

•

such amount of direct obligations of, or obligations the principal of (and premium, if any) and interest on which are fully guaranteed by, the government of the United States and that are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any) and interest to stated maturity (or redemption) on, the debt securities of such series.

Upon such defeasance and discharge, the holders of the debt securities of such series shall no longer be entitled to the benefits of the indenture, except for the purposes of registration of transfer and exchange of the debt securities of such series and replacement of lost, stolen or mutilated debt securities and shall look only to such deposited funds or obligations for payment. In addition, under present law such defeasance and discharge is likely to be treated as a redemption of the debt securities of that series prior to maturity in exchange for such money or United States government obligations. In that event, each holder would generally recognize, at the time of defeasance, gain or loss measured by the difference between the amount of such money and the fair market value of the United States government obligations deemed received and such holder’s tax basis in the debt securities deemed surrendered. Thereafter, each holder would likely be treated as if such holder held an undivided interest in the money (or investments made therewith) or the United States government obligations (or investments made with interest received therefrom), would generally be subject to tax liability in respect of interest income and/or original issue discount, if applicable, thereon and would recognize any gain or loss upon any disposition, including redemption, of such assets or obligations. Although tax might be owed, the holder of a defeased debt security would not receive any cash until the maturity or an earlier redemption of the debt security (except for current payments of interest on the debt securities of that issue). Such tax treatment could affect the purchase price that a holder would receive upon the sale of the debt securities. Holders are urged to consult their tax advisors with respect to the tax treatment of defeasance of any debt securities.

The Trustees

The trustee for any debt securities will be named in the applicable prospectus supplement or applicable free writing prospectus. Each trustee will be permitted to engage in other transactions with the Aimco Operating Partnership and each of its subsidiaries; however, if a trustee acquires any conflicting interest, it must eliminate such conflict or resign.

DESCRIPTION OF AIMCO PREFERRED STOCK

General

Under its charter, Aimco may issue, from time to time, shares of one or more classes or series of preferred stock, par value $0.01 per share. The following description sets forth certain general terms and provisions of the preferred stock. The particular terms of any class or series of preferred stock offered by any prospectus supplement or free writing prospectus, and the extent, if any, to which these general provisions may apply to the class or series of preferred stock so offered will be described in the applicable prospectus supplement or applicable free writing prospectus. The following summary of the material provisions of the preferred stock does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, articles supplementary relating to a specific class or series of preferred stock, which will be in the form filed as an exhibit to or incorporated by reference in the registration statement that includes this prospectus at or prior to the time of issuance of such series of preferred stock.

As of February 24, 2020, Aimco’s charter authorizes the issuance of up to 510,587,500 shares of capital stock with a par value of $.01 per share, all of which are classified as Class A common stock. As of February 24, 2020, there were no shares of our preferred stock authorized, issued and outstanding. The Board of Directors of Aimco is authorized to classify and reclassify any unissued shares of capital stock into shares of preferred stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of capital stock, including, but not limited to, ownership restrictions consistent with the ownership limit with respect to each class or series of capital stock, and the number of shares constituting each class or series, and to increase or decrease the number of shares of any such class or series, to the extent permitted by the Maryland General Corporation Law, or MGCL, and Aimco’s charter.

Aimco’s Board of Directors is authorized to determine for each class or series of preferred stock, and the applicable prospectus supplement or applicable free writing prospectus will set forth with respect to each class or series that may be issued and sold pursuant hereto:

•	the designation of such shares and the number of shares that constitute such class or series;

•

the dividend rate (or the method of calculation thereof), if any, on the shares of such class or series and the priority as to payment of dividends with respect to other classes or series of capital stock of Aimco;

•	the dividend periods (or the method of calculation thereof);

•	the voting rights of the shares;

•

the liquidation preference and the priority as to payment of such liquidation preference with respect to other classes or series of capital stock of Aimco and any other rights of the shares of such class or series upon any liquidation or winding up of Aimco;

•	whether and on what terms the shares of such class or series will be subject to redemption or repurchase at the option of Aimco;

•	whether and on what terms the shares of such class or series will be convertible into or exchangeable for other debt or equity securities of Aimco;

•	whether the shares of such class or series of preferred stock will be listed on a securities exchange;

•	any special U.S. federal income tax considerations applicable to such class or series of preferred stock; and

•

the other rights and privileges and any qualifications, limitations or restrictions of such rights or privileges of such class or series of preferred stock not inconsistent with Aimco’s charter and Maryland law.

Convertibility

No class or series of preferred stock that may be issued and sold pursuant hereto will be convertible into, or exchangeable for, other securities or property, except as set forth in the applicable prospectus supplement or applicable free writing prospectus, which will set forth the terms and conditions upon which such conversion or exchange may be effected, including the initial conversion or exchange rate and any adjustments thereto, the conversion or exchange period and any other conversion or exchange provisions.

Dividends

Holders of shares of preferred stock, are entitled to receive, when and as declared by Aimco’s Board of Directors, out of funds legally available therefor, dividends payable at such dates and at such rates, if any, as set forth in the applicable prospectus supplement.

Unless otherwise set forth in the applicable prospectus supplement or applicable free writing prospectus, each class or series of preferred stock that may be issued and sold pursuant hereto will rank junior as to dividends to any class or series of preferred stock that may be issued in the future that is expressly made senior as to dividends. If at any time Aimco has failed to pay accrued dividends on any such senior preferred stock at the time such dividends are payable, Aimco may not pay any dividend on junior preferred stock or redeem or otherwise repurchase shares of junior preferred stock until such accumulated but unpaid dividends on such senior preferred stock have been paid or set aside for payment in full by Aimco.

Unless otherwise set forth in the applicable prospectus supplement or applicable free writing prospectus relating to any class or series of preferred stock that may be issued and sold pursuant hereto, no dividends (other than dividends payable in common stock, or other capital stock ranking junior to the preferred stock of any class or series as to dividends and upon liquidation) shall be declared or paid or set aside for payment, nor shall any other distribution be declared or made upon any common stock, or any other capital stock of Aimco ranking junior to or on a parity with the preferred stock of such class or series as to dividends, nor shall any common stock or any other capital stock of Aimco ranking junior to or on a parity with the preferred stock of such class or series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by Aimco (except by conversion into or exchange for other capital stock of Aimco ranking junior to the preferred stock of such series as to dividends and upon liquidation) unless:

•

if such class or series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of such class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for all past dividend periods and the then current dividend period; and

•

if such class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of such class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period;

provided, however, that any monies theretofore deposited in any sinking fund with respect to any preferred stock in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such preferred stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the preferred stock outstanding on the last dividend payment date shall have been paid or declared and set apart for payment.

The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Accrued but unpaid dividends will not bear interest.

Redemption and Sinking Fund

No class or series of preferred stock that may be issued and sold pursuant hereto will be redeemable or be entitled to receive the benefit of a sinking fund, except as set forth in the applicable prospectus supplement or applicable free writing prospectus, which will set forth the terms and conditions thereof, including the dates and redemption prices of any such redemption, any conditions thereto, and any other redemption or sinking fund provisions.

Liquidation Rights

Unless otherwise set forth in the applicable prospectus supplement or applicable free writing prospectus, in the event of any liquidation, dissolution or winding up of Aimco, the holders of shares of each class or series of preferred stock that may be issued and sold pursuant hereto are entitled to receive out of assets of Aimco available for distribution to stockholders, before any distribution of assets is made to holders of any other shares of preferred stock ranking junior to such class or series of preferred stock as to rights upon liquidation, dissolution or winding up, or holders of common stock, liquidating distributions per share in the amount of the liquidation preference specified in the applicable prospectus supplement for such class or series of preferred stock plus any dividends accumulated and accrued but unpaid to the date of final distribution; but the holders of each class or series of preferred stock will not be entitled to receive the liquidating distribution of, or such dividends on, such shares until the liquidation preference of any shares of Aimco’s capital stock ranking senior to such class or series of preferred stock as to the rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. If upon any liquidation, dissolution or winding up of Aimco, the amounts payable with respect to any class or series of preferred stock, and any other preferred stock ranking as to any such distribution on a parity with the preferred stock are not paid in full, the holders of the preferred stock and such other parity preferred stock will share ratably in any such distribution of assets in proportion to the full respective preferential amount to which they are entitled. Unless otherwise specified in a prospectus supplement or free writing prospectus for a class or series of preferred stock, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of preferred stock will not be entitled to any further participation in any distribution of assets by Aimco. For these purposes, neither a consolidation or merger of Aimco with another corporation nor a sale of securities shall be considered a liquidation, dissolution or winding up of Aimco.

Voting Rights

Holders of preferred stock that may be issued and sold pursuant hereto will not have any voting rights except as set forth below or in the applicable prospectus supplement or applicable free writing prospectus or as otherwise from time to time required by law. Whenever dividends on any applicable class or series of preferred stock or any other class or series of stock ranking on a parity with the applicable class or series of preferred stock with respect to the payment of dividends shall be in arrears for the equivalent of six quarterly dividend periods, whether or not consecutive, the holders of shares of such class or series of preferred stock (voting separately as a class with all other classes and series of preferred stock then entitled to such voting rights) will be entitled to vote for the election of two of the authorized number of directors of Aimco at the next annual meeting of stockholders and at each subsequent meeting until all dividends accumulated on such class or series of preferred stock shall have been fully paid or set apart for payment. The term of office of all directors elected by the holders of such preferred stock shall terminate immediately upon the termination of the right of the holders of such preferred stock to vote for directors. Unless otherwise set forth in the applicable prospectus supplement or applicable free writing prospectus, holders of shares of preferred stock that may be issued and sold pursuant hereto will have one vote for each share held.

So long as any shares of any class or series of preferred stock remain outstanding, Aimco shall not, without the consent of holders of at least two-thirds of the shares of such class or series of preferred stock outstanding at the time, voting separately as a class with all other classes and series of preferred stock of Aimco upon which like voting rights have been conferred and are exercisable:

•	issue or increase the authorized amount of any class or series of stock ranking prior to the outstanding preferred stock as to dividends or upon liquidation; or

•

amend, alter or repeal the provisions of Aimco’s charter relating to such classes or series of preferred stock, whether by merger, consolidation or otherwise, so as to materially adversely affect any power, preference or special right of such series of preferred stock or the holders thereof;

provided, however, that any increase in the amount of the authorized common stock, or preferred stock or any increase or decrease in the number of shares of any class or series of preferred stock or the creation and issuance of other series of common stock, or preferred stock ranking on a parity with or junior to preferred stock as to dividends and upon liquidation, dissolution or winding up shall not be deemed to materially adversely affect such powers, preferences or special rights.

Restrictions on Ownership and Transfer

Preferred stock that may be issued and sold pursuant hereto may have restrictions on its ownership and transfer.

Miscellaneous

The holders of preferred stock will have no preemptive rights. The preferred stock that may be issued and sold pursuant hereto, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. Shares of preferred stock redeemed or otherwise reacquired by Aimco shall resume the status of authorized and unissued shares of preferred stock undesignated as to class or series except as may be set forth in the applicable prospectus supplement or applicable free writing prospectus, and shall be available for subsequent issuance. There are no restrictions on repurchase or redemption of the preferred stock while there is any arrearage on sinking fund installments except as may be set forth in an applicable prospectus supplement or applicable free writing prospectus. Payment of dividends on, and the redemption or repurchase of, any class or series of preferred stock may be restricted by loan agreements, indentures and other agreements entered into by Aimco. The applicable accompanying prospectus supplement or applicable free writing prospectus will describe any material contractual restrictions on such dividend payments.

No Other Rights

The shares of a class or series of preferred stock that may be issued and sold pursuant hereto will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement or applicable free writing prospectus or Aimco’s charter or as otherwise required by law.

Transfer Agent and Registrar

The transfer agent and registrar for each class or series of preferred stock that may be issued and sold pursuant hereto will be designated in the applicable prospectus supplement or applicable free writing prospectus.

DESCRIPTION OF AIMCO CLASS A COMMON STOCK

General

As of February 24, 2020, Aimco’s charter authorizes the issuance of up to 510,587,500 shares of capital stock with a par value of $.01 per share, all of which are classified as Class A common stock. As of February 24, 2020, there were 148,930,402 shares of Class A common stock issued and outstanding. The Class A common stock is traded on the New York Stock Exchange, or NYSE, under the symbol “AIV.” Computershare Trust Company, N.A. serves as transfer agent and registrar of the Class A common stock.

Holders of the Class A common stock are entitled to receive dividends, if, when and as declared by Aimco’s Board of Directors, out of funds legally available therefor. The holders of shares of Class A common stock, upon any voluntary or involuntary liquidation, dissolution or winding up of or any distribution of the assets of Aimco, are entitled to receive ratably any assets remaining after payment in full of all liabilities of Aimco and any liquidation preferences of preferred stock. The shares of Class A common stock possess voting rights for the election of directors of Aimco and in respect of other corporate matters, each share entitling the holder thereof to one vote. Holders of shares of Class A common stock do not have cumulative voting rights in the election of directors, which means that holders of more than 50% of the shares of Class A common stock voting for the election of directors can elect all of the directors if they choose to do so and the holders of the remaining shares cannot elect any directors. Holders of shares of Class A common stock do not have preemptive rights, which means that they have no right to acquire any additional shares of Class A common stock that may be issued by Aimco at a subsequent date.

Restrictions on Ownership and Transfer

For Aimco to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and the shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Because Aimco’s Board of Directors believes that it is essential for Aimco to continue to qualify as a REIT and to provide additional protection for Aimco’s stockholders in the event of certain transactions, Aimco’s Board of Directors has adopted provisions of the charter restricting the acquisition of shares of Class A common stock.

Subject to certain exceptions specified in the charter, no holder may own, or be deemed to own by virtue of various attribution and constructive ownership provisions of the Code and Rule 13d-3 under the Exchange Act, more than 8.7% (or 15% in the case of certain pension trusts described in the Code, investment companies registered under the Investment Company Act of 1940 and Mr. Considine) of the outstanding shares of Class A common stock. For purposes of calculating the amount of stock owned by a given individual, the individual’s Class A common stock and OP Units are aggregated. Under certain conditions, Aimco’s Board of Directors may waive the ownership limit. However, in no event may such holder’s direct or indirect ownership of Class A common stock exceed (i) 12% of the total outstanding shares of Class A common stock, in the case of a person subject to the general 8.7% ownership limit, or (ii) 20% of the total outstanding shares of Class A common stock, in the case of an entity subject to the 15% ownership limit (although the 15% ownership limitation applicable to Mr. Considine may not be waived). As a condition of such waiver, the Aimco Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of Aimco. If shares of Class A common stock in excess of the ownership limit, or shares of Class A common stock that would cause the REIT to be beneficially owned by fewer than 100 persons, or that would result in Aimco being “closely held,” within the meaning of Section 856(h) of the Code, or that would otherwise result in Aimco failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer shall be null and void to the intended transferee, and the intended transferee would acquire no rights to the stock. Shares of Class A common stock transferred in excess of the ownership limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by Aimco. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the ownership limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (1) such transferee’s original purchase price (or the market value of such shares on the date of the violative transfer if purportedly acquired by gift or devise) and (2) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of stock held in such trust are purchasable by Aimco for a 90-day period at a price equal to the lesser of the price paid for the stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the stock on the date that Aimco determines to purchase the stock. The 90-day period commences on the date of the violative transfer or the date that Aimco’s Board of Directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class A common stock bear a legend referring to the restrictions described above.

All persons who own, directly or by virtue of the attribution provisions of the Code and Rule 13d-3 under the Exchange Act, more than a specified percentage of the outstanding shares of Class A common stock must file a written statement or an affidavit with Aimco containing the information specified in the Aimco charter within 30 days after January 1 of each year. In addition, each stockholder shall upon demand be required to disclose to Aimco in writing such information with respect to the direct, indirect and constructive ownership of shares as Aimco’s Board of Directors deems appropriate or necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

These restrictions on ownership and transfer of Class A common stock will not apply if Aimco’s Board of Directors determines that it is no longer in the best interests of Aimco to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required for Aimco to qualify as a REIT. The restrictions on ownership and transfer of Class A common stock described above could delay, defer or prevent a transaction or a change in control that might involve a premium price for Aimco’s Class A common stock or otherwise be in the best interests of Aimco’s stockholders.

PROVISIONS OF MARYLAND LAW APPLICABLE TO

PREFERRED STOCK AND CLASS A COMMON STOCK

Business Combinations

Under Maryland law, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or transfer or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns, directly or indirectly, (1) 10% or more of the voting power of the corporation’s shares or (2) is an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting stock of the corporation (an “Interested Stockholder”), or an affiliate or associate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the Board of Directors of the corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation, voting together as a single voting group, and (b) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder or an affiliate or associate of the Interested Stockholder with whom the business combination is to be effected, unless, among other conditions, the corporation’s stockholders receive a specified minimum price for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. For purposes of determining whether a person is an Interested Stockholder of Aimco, ownership of OP Units will be treated as beneficial ownership of the shares of Class A common stock which may be issued in exchange for the OP Units when such OP Units are tendered for redemption. The Maryland business combination statute could have the effect of discouraging offers to acquire Aimco and of increasing the difficulty of consummating any such offer. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the Board of Directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. The Aimco Board of Directors has not passed such a resolution.

Control Share Acquisitions

Maryland law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by an officer of the corporation or by directors who are employees of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other shares of stock previously acquired by that person, would entitle the acquiror to exercise voting power, except solely by virtue of a revocable proxy, in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not generally include shares the acquiring person is then entitled to vote that were acquired in good faith and as a result of having previously obtained stockholder approval. For purposes of determining whether a person or entity is an Interested Stockholder of Aimco, ownership of OP Units will be treated as beneficial ownership of the shares of Class A common stock which may be issued in exchange for the OP Units when such OP Units are tendered for redemption.

A “control share acquisition” means the acquisition, directly or indirectly, of control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition, upon the satisfaction of certain conditions (including delivery of an “acquiring person statement” and a written undertaking to pay certain of the corporation’s expenses of a special meeting), may compel the corporation’s Board of Directors to call a special meeting of stockholders, to be held within 50 days of demand, to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself, at its option, present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may, at its option, redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value, determined without regard to the absence of voting rights, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares were considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of the appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the corporation’s charter or bylaws prior to the control share acquisition. No such exemption appears in Aimco’s charter or bylaws. The control share acquisition statute could have the effect of discouraging offers to acquire Aimco and of increasing the difficulty of consummating any such offer.

DESCRIPTION OF AIMCO WARRANTS

General

Aimco may issue, together with other securities registered herein or separately, warrants for the purchase of debt securities, preferred stock or Class A common stock. The warrants may be issued under a warrant agreement to be entered into between Aimco and a bank or trust company, as warrant agent, as set forth in the applicable prospectus supplement or applicable free writing prospectus relating to any or all warrants in respect of which this prospectus is being delivered. The warrant agent will act solely as an agent of Aimco in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The warrant agreement for each warrant, including the forms of certificates representing the warrants, will be filed as an exhibit to, or incorporated by reference in, the registration statement, which will include this prospectus, at or prior to the time of the issuance of such warrants.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement or free writing prospectus may relate. The particular terms of the warrants to which any prospectus supplement or free writing prospectus may relate and the extent, if any, to which such general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement or applicable free writing prospectus. The following summary of the material provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the warrant agreement and warrant certificate, including the definitions therein of certain terms.

Aimco’s Board of Directors is authorized to determine, and the applicable prospectus supplement or the applicable free writing prospectus will set forth the terms of the warrants, the warrant agreement relating to such warrants, and the certificates representing such warrants, including:

•	the designation, aggregate principal amount and terms of the debt securities of Aimco, or the designation and terms of the preferred stock, if any, purchasable upon exercise of such warrants;

•	the procedures and conditions relating to the exercise of such warrants;

•	the designation and terms of any related securities with which such warrants are issued and the number of such warrants issued with each such security;

•	the date, if any, on and after which such warrants and the related securities will be separately transferable;

•	the offering price of the warrants, if any;

•	the principal amount of debt securities of Aimco or the number of shares of preferred stock or Class A common stock purchasable upon exercise of each warrant and the price at which such

•	principal amount of debt securities of Aimco or shares of preferred stock or Class A common stock may be purchased upon such exercise, or the method of determining such number and price;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	a discussion of U.S. federal income tax considerations applicable to the ownership or exercise of such warrants;

•	whether the warrants represented by the certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	call provisions of such warrants, if any; and

•	any other terms of the warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement or applicable free writing prospectus. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise and will not be entitled to payments of principal of (or premium, if any) or interest, if any, on the debt securities of Aimco purchasable upon such exercise or to any dividend payments or voting rights that holders of the preferred stock or Class A common stock purchasable upon such exercise may be entitled to.

Each warrant will entitle the holder to purchase for cash such principal amount of debt securities of Aimco, or such number of shares of preferred stock or Class A common stock, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement or applicable free writing prospectus relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement or applicable free writing prospectus, warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in the applicable prospectus supplement or applicable free writing prospectus. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement or applicable free writing prospectus relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement or applicable free writing prospectus, Aimco will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the U.S. federal income tax consequences generally applicable to an investment in Aimco common stock. This summary does not discuss the consequences of an investment in shares of Aimco preferred stock, Aimco debt securities, Aimco Operating Partnership debt securities or warrants. The tax consequences of such an investment will be discussed in the applicable prospectus supplement. This summary is based upon the Code, regulations promulgated by the U.S. Treasury Department (“Treasury Regulations”), rulings and other administrative pronouncements issued by the Internal Revenue Service (the “IRS”) and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. This summary is also based on the assumptions that the operation of Aimco, Aimco Operating Partnership and the limited liability companies and limited partnerships in which they own controlling interests (collectively, the “Subsidiary Partnerships”), subsidiary REITs and any affiliated entities will be in accordance with their respective organizational documents and partnership agreements.

This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation which may be important to a particular investor, or to certain types of investors subject to special tax rules (including financial institutions; insurance companies; broker-dealers; regulated investment companies; partnerships and trusts; persons who hold Aimco stock on behalf of other persons as nominees; holders that receive Aimco stock through the exercise of stock options or otherwise as compensation; persons holding Aimco stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment; and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for U.S. federal income tax purposes). If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds Aimco stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership or disposition of Aimco stock.

This summary assumes that investors will hold Aimco stock as a capital asset (generally, property held for investment). No advance ruling from the IRS has been or will be sought regarding any matter discussed in this prospectus. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.

The U.S. federal income tax treatment of a particular holder depends upon determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any holder of Aimco stock will depend on the holder’s particular tax circumstances. Accordingly, each holder is urged to consult its tax advisor regarding the federal, state, local and foreign tax consequences of acquiring, holding, exchanging or otherwise disposing of Aimco stock and of Aimco’s election to be subject to tax as a real estate investment trust for U.S. federal income tax purposes.

Taxation of Aimco

Aimco has elected to be taxed as a REIT under the Code commencing with its taxable year ended December 31, 1994, and Aimco intends to continue to operate in such a manner as to qualify for taxation as a REIT. In connection with this prospectus, we expect to receive an opinion of Skadden, Arps, Slate, Meagher & Flom LLP to the effect that, commencing with our taxable year ended December 31, 1994, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code and that our actual method of operation has enabled, and our proposed method of operation will continue to enable, us to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Skadden, Arps, Slate, Meagher & Flom LLP will be based on various assumptions relating to our organization and operation and will be conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, income and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Skadden, Arps, Slate, Meagher & Flom LLP or by us that we will qualify as a REIT for any particular year. The opinion will be expressed as of the date issued. Skadden, Arps, Slate, Meagher & Flom LLP will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Holders should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions or Aimco’s eligibility for taxation as a REIT.

Although Aimco believes that, commencing with Aimco’s initial taxable year ended December 31, 1994, Aimco was organized in conformity with the requirements for qualification as a REIT, and its actual method of operation has enabled, and its proposed method of operation will enable, it to meet the requirements for qualification and taxation as a REIT under the Code, no assurance can be given that Aimco has been or will remain so qualified. Such qualification and taxation as a REIT depends upon Aimco’s ability to meet, on a continuing basis, through actual annual operating results, asset ownership, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code as discussed below. No assurance can be given that the actual results of Aimco’s operation for any one taxable year will satisfy such requirements. See “U.S. Federal Income Tax Considerations — Taxation of Aimco and Aimco Stockholders — Failure to Qualify.”

The REIT provisions of the Code are highly technical and complex. The following summary sets forth certain aspects of the provisions of the Code that govern the U.S. federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations and administrative and judicial interpretations thereof, all of which are subject to change, possibly with retroactive effect.

Taxation of REITs in General

Provided Aimco qualifies as a REIT, it will generally be entitled to a deduction for dividends that it pays and therefore will not be subject to U.S. federal corporate income tax on its net income that is currently distributed to its stockholders. This deduction for dividends paid substantially eliminates the “double taxation” of corporate income (i.e., taxation at both the corporate and stockholder levels) that generally results from investment in a corporation. Rather, income generated by a REIT is generally taxed only at the stockholder level upon a distribution of dividends by the REIT.

Currently, most U.S. stockholders that are individuals, trusts or estates are taxed on corporate dividends at a reduced maximum U.S. federal income tax rate. With limited exceptions, however, dividends received by stockholders from Aimco or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. See “—Taxation of Stockholders—Taxation of Taxable U.S. Holders—Distributions.”

Any net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See “—Taxation of Stockholders—Taxation of Taxable U.S. Holders—Distributions.”

If Aimco qualifies as a REIT, it will nonetheless be subject to U.S. federal income tax in the following circumstances:

1.	Aimco will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

2.

A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between Aimco and its taxable REIT subsidiaries (each, a “TRS”) (as described below) if and to the extent that the IRS successfully asserts that the economic arrangements between Aimco and its TRSs are not comparable to similar arrangements between unrelated parties.

3.

If Aimco has net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.

4.

If Aimco elects to treat property that it acquires in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” Aimco may thereby avoid the 100% prohibited transactions tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate. Aimco does not anticipate receiving any income from foreclosure property.

5.

If Aimco should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but nonetheless maintains its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount based on the magnitude of the failure, adjusted to reflect the profit margin associated with Aimco’s gross income.

6.

If Aimco should fail to satisfy the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet nonetheless maintains its qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, it may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the non-qualifying assets in question multiplied by the highest corporate tax rate if that amount exceeds $50,000 per failure.

7.

If Aimco should fail to distribute during each calendar year at least the sum of: (i) 85% of its REIT ordinary income for such year; (ii) 95% of its REIT capital gain net income for such year; and (iii) any undistributed net taxable income from prior periods, Aimco will be required to pay a 4% excise tax on the excess of the required distribution over the sum of: (a) the amounts actually distributed; plus (b) retained amounts on which income tax was paid at the corporate level.

8.

Aimco may be required to pay monetary penalties to the IRS in certain circumstances, including if it fails to meet the record-keeping requirements intended to monitor its compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General.”

9.

If Aimco acquires appreciated assets from a corporation that is not a REIT (i.e., a subchapter C corporation) in a transaction in which the adjusted tax basis of the assets in the hands of Aimco is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, Aimco may be subject to tax on such appreciation at the highest U.S. federal corporate income tax rate then applicable if Aimco subsequently recognizes gain on the disposition of any such assets during the five-year period following the acquisition of such assets from the subchapter C corporation.

10.	The earnings of any AIMCO subsidiary that is taxed as a C corporation (including any TRS) will generally be subject to U.S. federal corporate income tax.

Aimco and its subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local and foreign income taxes, property taxes and other taxes on their assets and operations. Aimco could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Code defines a REIT as a corporation, trust or association:

1.	that is managed by one or more trustees or directors;

2.	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3.	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

4.	that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

5.	the beneficial ownership of which is held by 100 or more persons;

6.

in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified tax-exempt entities);

7.	that meets other tests described below (including with respect to the nature of its income and assets); and

8.	that makes an election to be taxed as a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Aimco’s articles of incorporation provide certain restrictions regarding transfers of its shares, which are intended to assist Aimco in satisfying the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that Aimco will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above.

To monitor Aimco’s compliance with the share ownership requirements, Aimco is generally required to maintain records regarding the actual ownership of its shares. To do so, Aimco must demand written statements each year from the record holders of certain percentages of its stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by Aimco). A list of those persons failing or refusing to comply with this demand must be maintained as part of Aimco’s records. Failure by Aimco to comply with these record keeping requirements could subject it to monetary penalties. A stockholder who fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and certain other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. Aimco satisfies this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests. In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s income for purposes of the asset and gross income tests applicable to REITs as described below, regardless of whether the REIT receives a distribution from the partnership. A REIT’s proportionate share of a partnership’s assets and income is based on its capital interest in the partnership (except that for purposes of the 10% value test, described below, a REIT’s proportionate share of the partnership’s assets is based on its proportionate interest in the equity and certain debt securities issued by the partnership). Similarly, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, Aimco’s proportionate share of the assets and items of income of the Subsidiary Partnerships will be treated as assets and items of income of Aimco for purposes of applying the REIT requirements described below.

Substantially all of Aimco’s investments are held indirectly through Aimco Operating Partnership. Aimco will include in its income its proportionate share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, Aimco will include its proportionate share of assets held by the Subsidiary Partnerships.

Aimco’s direct and indirect investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the tax status of any of the Subsidiary Partnerships as a partnership for U.S. federal income tax purposes. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and therefore subject to an entity-level tax on its income. In such a situation, the character of Aimco’s assets and items of gross income would change and could preclude Aimco from satisfying the REIT asset tests and gross income tests (see “— Taxation of Aimco — Asset Tests” and “— Taxation of Aimco — Income Tests”) and in turn could prevent Aimco from qualifying as a REIT unless Aimco is eligible for relief from the violation pursuant to relief provisions described below (see “— Taxation of Aimco — Failure to Qualify”). In addition, any change in the status of any of the Subsidiary Partnerships for U.S. federal income tax purposes might be treated as a taxable event, in which case Aimco might incur a tax liability without any related cash distributions.

If Aimco were to be a limited partner or nonmanaging member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize Aimco’s status as a REIT or require Aimco to pay tax, Aimco may be forced to dispose of its interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause Aimco to fail a gross income or asset test, and that Aimco would not become aware of such action in time to dispose of its interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, Aimco could fail to qualify as a REIT unless it were entitled to relief, as described below.

In addition, under the Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “Book-Tax Difference”). Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury Regulations provide for a similar allocation of these items to the other (i.e., noncontributing) partners. Aimco Operating Partnership has acquired properties in connection with its formation and subsequent thereto by way of contributions of appreciated property. Consequently, the partnership agreement requires allocations to be made in a manner consistent with these requirements. These rules apply to the contribution by Aimco to Aimco Operating Partnership of the cash proceeds received in any offerings of its stock.

In general, a unitholder who has contributed appreciated property to Aimco Operating Partnership will be allocated reduced amounts of depreciation deductions for tax purposes and increased taxable income and gain on the sale by Aimco Operating Partnership or other Subsidiary Partnerships of the contributed properties. This will tend to eliminate the Book-Tax Difference over the depreciable life of the contributed property. However, these special allocations do not always entirely rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. This could cause Aimco (a) to be allocated lower depreciation deductions for tax purposes than would be allocated to it if all properties were to have a tax basis equal to their fair market value at the time of contribution and (b) to be allocated lower amounts of taxable loss in the event of a sale of interests in such contributed properties at a book loss, than the economic or book loss allocated to Aimco as a result of such sale, with a corresponding benefit to the other partners in Aimco Operating Partnership. These allocations might adversely affect Aimco’s ability to comply with the REIT distribution requirements, although Aimco does not anticipate that this will occur. These allocations may also affect Aimco’s earnings and profits for purposes of determining the portion of distributions taxable as dividend income. The application of these rules over time may result in a higher portion of distributions being taxed as dividends than would have occurred had Aimco purchased interests in the properties at their agreed values.

With respect to any property purchased or to be purchased by any of the Subsidiary Partnerships (other than through the issuance of units) subsequent to the formation of Aimco, such property will initially have a tax basis equal to its fair market value and the special allocation provisions described above will not apply.

Finally, the rules applicable to U.S. federal income tax audits of partnerships (such as the Aimco Operating Partnership) provide that, subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that these rules could result in Aimco Operating Partnership or other Subsidiary Partnerships in which Aimco directly or indirect invests being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and Aimco, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest and penalties even though Aimco, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment.

Disregarded Subsidiaries. Most entities that are wholly owned by Aimco, including single member limited liability companies, are generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. In addition, Aimco’s indirect interests in Aimco Operating Partnership and other Subsidiary Partnerships are held through wholly-owned corporate subsidiaries that are organized and operated as “qualified REIT subsidiaries” within the meaning of the Code. A qualified REIT subsidiary is any corporation, other than a TRS as described below, that is wholly owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. If a REIT owns a qualified REIT subsidiary, that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs as summarized below. Each qualified REIT subsidiary, therefore, is not subject to U.S. federal corporate income taxation, although it may be subject to state or local taxation. Disregarded subsidiaries, along with partnerships in which Aimco holds an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of Aimco ceases to be wholly owned — for example, if any equity interest in the subsidiary is acquired by a person other than Aimco or another disregarded subsidiary of Aimco — the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect Aimco’s ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “— Asset Tests” and “—Income Tests.”

Subsidiary REITs. Aimco owns interests in one or more corporations that have elected to be taxed as REITs. Provided that each such entity qualifies as a REIT, Aimco’s interest in the entity will be treated as a qualifying real estate asset for purposes of the REIT asset tests and any dividend income or gains derived by Aimco from such entity will generally be treated as income that qualifies for purposes of the REIT gross income tests. To qualify as a REIT, each such entity must independently satisfy the various REIT qualification requirements described in this summary. If such an entity were to fail to qualify as a REIT, and certain relief provisions do not apply, it would be treated as a regular taxable corporation and its income would be subject to U.S. federal income tax. In addition, a failure of the entity to qualify as a REIT would have an adverse effect on Aimco’s ability to comply with the REIT income and asset tests, and thus its ability to qualify as a REIT.

Taxable REIT Subsidiaries. A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly-owned (including a corporation owned by the Aimco Operating Partnership), to treat such subsidiary corporation as a TRS. A TRS also includes any corporation, other than a REIT, with respect to which a TRS owns securities possessing 35% of the total voting power or total value of the outstanding securities of such corporation. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. As a result, a parent REIT is not treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by the TRS is an asset in the hands of the parent REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to indirectly undertake activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees or foreign currency gains).

Certain of Aimco’s operations (including certain of its property management, asset management and risk management activities.) are conducted through its TRSs. Because Aimco is not required to include the assets and income of such TRSs in determining Aimco’s compliance with the REIT requirements, Aimco uses its TRSs to facilitate its ability to offer services and activities to its tenants that are not generally considered as qualifying REIT services and activities. If Aimco fails to properly structure and provide such nonqualifying services and activities through its TRSs, its ability to satisfy the REIT gross income requirement, and also its REIT status, may be jeopardized.

A TRS may generally engage in any business except the operation or management of a lodging or health care facility. If any of Aimco’s TRSs were deemed to operate or manage a health care or lodging facility, they would fail to qualify as TRSs, and Aimco would fail to qualify as a REIT. Aimco believes that none of its TRSs operate or manage any health care or lodging facilities. However, there can be no assurance that the IRS will not contend that any of Aimco’s TRSs operate or manage a health care or lodging facility, disqualifying it from treatment as a TRS, and thereby resulting in the disqualification of Aimco as a REIT.

Several provisions of the Code regarding arrangements between a REIT and a TRS seek to ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to its REIT owner. In addition, Aimco would be obligated to pay a 100% penalty tax on certain payments that it receives from, or on certain expenses deducted by, a TRS if the IRS were to successfully assert that the economic arrangements between Aimco and the TRS were not comparable to similar arrangements among unrelated parties.

A portion of the amounts to be used to fund distributions to stockholders may come from distributions made by Aimco’s TRSs to Aimco Operating Partnership and interest paid by the TRSs on certain notes held by Aimco Operating Partnership. In general, TRSs pay U.S. federal, state and local income taxes on their taxable income at normal corporate rates. Any U.S. federal, state or local income taxes that Aimco’s TRSs are required to pay will reduce Aimco’s cash flow from operating activities and its ability to make payments to holders of its securities.

Income Tests

To maintain qualification as a REIT, Aimco annually must satisfy two gross income requirements:

•

First, at least 75% of Aimco’s gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” discharge of indebtedness and certain hedging transactions, generally must be derived from “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as specified income from temporary investments.

•

Second, at least 95% of Aimco’s gross income for each taxable year, excluding gross income from prohibited transactions, discharge of indebtedness and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest and gains from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests.

Rents received by Aimco directly or through the Subsidiary Partnerships will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received or accrued as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Also, neither Aimco nor an actual or constructive owner of 10% or more of Aimco’s stock may actually or constructively own 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents Aimco receives from such a tenant that is a TRS of Aimco’s, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the leased space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by Aimco’s other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled TRS” is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled TRS” is a TRS in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such TRS.

Moreover, Aimco generally must not operate or manage a property (subject to certain exceptions) or furnish or render services to the tenants of such property, other than through an “independent contractor” from which Aimco derives no revenue. Aimco and its affiliates are permitted, however, to directly perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, Aimco and its affiliates may directly or indirectly provide non-customary services to tenants of its properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the property. For purposes of this test, the income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services. Moreover, Aimco is generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the REIT income requirements. Aimco believes that substantially all of the services it renders at its properties will be of the type that are usually or customarily performed in connection with the rental of space and are not primarily for the benefit or convenience of its tenants. Therefore, Aimco believes that its provision of these services will not cause rents received with respect to its properties to fail to qualify as “rents from real property.” Subject to Aimco’s ability to provide a de minimis amount of non-customary services to tenants, Aimco intends to cause services that are not “usually or customarily rendered,” or that are for the benefit of a particular tenant in connection with the rental of real property, to be provided through a TRS or through an “independent contractor.” However, no assurance can be given that the IRS will concur with Aimco’s determination as to whether a particular service is usual or customary, or otherwise in this regard.

Any income or gain derived by Aimco directly or through its Subsidiary Partnerships from instruments that hedge certain risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of both the 75% and 95% gross income tests; provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of Aimco’s business and that the instrument is properly identified as a hedge along with the risk that it hedges within prescribed time periods. Income and gain from all other hedging transactions will not be qualifying income for either the 95% or 75% gross income test. See “—Derivatives and Hedging Transactions.”

If Aimco fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for the year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if Aimco’s failure to meet these tests was due to reasonable cause and not due to willful neglect, and Aimco attaches a schedule of the sources of its income to its tax return. It is not possible to state whether Aimco would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving Aimco, Aimco will not qualify as a REIT. Even where these relief provisions apply, the Code imposes a tax based upon the amount by which Aimco fails to satisfy the particular gross income test.

Asset Tests

Aimco, at the close of each calendar quarter of its taxable year, must also satisfy five tests relating to the nature of its assets.

•

First, at least 75% of the value of the total assets of Aimco must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, “real estate assets” include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, some kinds of mortgage backed securities and mortgage loans and debt instruments

(whether or not secured by real property) that are issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act). Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

•	Second, the value of any one issuer’s securities owned by Aimco may not exceed 5% of the value of Aimco’s total assets.

•

Third, Aimco may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs or qualified REIT subsidiaries, and the value prong of the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% value test, the determination of its interest in the assets of a partnership in which Aimco owns an interest will be based on its proportionate interest in the equity and certain debt securities issued by the partnership.

•	Fourth, the aggregate value of all securities of TRSs held by Aimco may not exceed 20% of the value of Aimco’s total assets.

•

Fifth, no more than 25% of the value of Aimco’s total assets may be represented by “nonqualified publicly offered REIT debt instruments” (i.e., real estate assets that would cease to be real estate assets if debt instruments issued by publicly offered REITs were not included in the definition of real estate assets).

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, Aimco is treated as owning its proportionate share of the underlying assets of a subsidiary partnership, if it holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset, or other conditions, described below, are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by a non-publicly offered REIT may not so qualify (such debt, however, will not be treated as a “security” for purposes of the 10% value test, as explained below).

Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt,” which term generally excludes, among other things, securities having contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer that do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset value test. Such securities include: (i) any loan made to an individual or an estate; (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules); (iii) any obligation to pay rents from real property; (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity; (v) any security (including debt securities) issued by another REIT; and (vi) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in that partnership.

Aimco believes that its holdings of securities and other assets comply, and will continue to comply, with the foregoing REIT asset requirements, and it intends to monitor compliance on an ongoing basis. Generally, independent appraisals have not been obtained to support Aimco’s conclusions as to the value of its assets, including Aimco Operating Partnership’s total assets and the value of Aimco Operating Partnership’s interest in the TRSs. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that Aimco’s interests in its subsidiaries or in the securities of other issuers will cause a violation of the REIT asset requirements and loss of REIT status.

Certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset tests and other requirements. One such provision allows a REIT that fails one or more of the asset tests to nevertheless maintain its REIT qualification if: (a) it provides the

IRS with a description of each asset causing the failure; (b) the failure is due to reasonable cause and not willful neglect; (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate; and (d) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure or otherwise satisfies the relevant asset tests within that time frame.

A second relief provision contained in the Code applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation do not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (b) either (i) the REIT disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure or (ii) the relevant tests are otherwise satisfied within that time frame.

If Aimco should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause Aimco to lose its REIT status if (1) Aimco satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of its assets and the asset test requirements was not wholly or partly caused by an acquisition of non-qualifying assets but instead arose from changes in the market value of its assets. If the condition described in (2) were not satisfied, Aimco still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose. No assurance can be given that Aimco would qualify for relief under these provisions.

Annual Distribution Requirements

For Aimco to qualify as a REIT, Aimco is required to distribute dividends, other than capital gain dividends, to its stockholders in an amount at least equal to:

•	the sum of:

(a)	90% of Aimco’s REIT taxable income, computed without regard to the deduction for dividends paid and net capital gain of Aimco, and

(b)	90% of Aimco’s net income, if any, (after tax) from foreclosure property (as described below), minus

•	the sum of specified items of non-cash income.

These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before Aimco timely files its tax return for the year and if paid with or before the first regular dividend payment after such declaration. In addition, any dividend declared in October, November or December of any year and payable to a shareholder of record on a specified date in any such month will be treated as both paid by Aimco and received by the shareholder on December 31 of such year, so long as the dividend is actually paid by Aimco before the end of January of the next calendar year. If Aimco ceases to be a “publicly offered REIT,” then in order for distributions to be counted as satisfying the annual distribution requirement, and to give rise to a tax deduction by Aimco, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in Aimco’s organizational documents.

To the extent that Aimco distributes at least 90%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax thereon at ordinary corporate tax rates. In any year, Aimco may elect to retain, rather than distribute, its net long-term capital gain and pay tax on such gain. In such a case, Aimco’s stockholders would include their proportionate share of such undistributed long-term capital gain in income and receive a corresponding credit for their share of the tax paid by Aimco. Aimco’s stockholders would then increase the adjusted basis of their Aimco shares by the difference between the designated amounts included in their income as long-term capital gains and the tax deemed paid with respect to their shares.

To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits. See “—Taxation of Stockholders—Taxation of Taxable U.S. Holders—Distributions.”

If Aimco should fail to distribute during each calendar year at least the sum of:

•	85% of its REIT ordinary income for such year;

•	95% of its REIT capital gain net income for such year (excluding retained net capital gain); and

•	any undistributed taxable income from prior periods;

Aimco would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed plus (y) the amounts of income retained on which Aimco has paid U.S. federal corporate income tax.

It is possible that Aimco, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (i) the actual receipt of cash (including receipt of distributions from Aimco Operating Partnership) and (ii) the inclusion of certain items in income by Aimco for U.S. federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements Aimco may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable in-kind distributions of property. Alternatively, Aimco can declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash and/or stock to be distributed in such dividend may be subject to limitation. In such case, for U.S. federal income tax purposes, taxable stockholders receiving such dividends will be required to include the full amount of the dividend in income to the extent of Aimco’s current and accumulated earnings and profits.

Under certain circumstances, Aimco may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in Aimco’s deduction for dividends paid for the earlier year. In this case, Aimco may be able to avoid losing its REIT status or being taxed on amounts distributed as deficiency dividends; however, Aimco will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

Prohibited Transactions

Net income derived by a REIT from a prohibited transaction is subject to a 100% excise tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business. Aimco intends to conduct its operations so that no asset owned by Aimco or its pass-through subsidiaries will be treated as, or as having been, held as inventory or for sale to customers, and that a sale of any such asset will not be in the ordinary course of Aimco’s business. Whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the particular facts and circumstances. No assurance can be given that no property sold by Aimco will be treated as inventory or as property held for sale to customers or that Aimco can comply with certain safe-harbor provisions of the Code that would prevent the imposition of the 100% excise tax. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (i) that Aimco acquires as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by Aimco and secured by the property; (ii) for which Aimco acquired the related loan or lease at a time when default was not imminent or anticipated; and (iii) with respect to which Aimco made a proper election to treat the property as foreclosure property. Aimco generally will be subject to tax at the maximum corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.

Derivatives and Hedging Transactions

Aimco may enter into hedging transactions with respect to interest rate exposure on one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts and options. Except to the extent provided by Treasury Regulations, any income from a hedging transaction (including gain from the sale, disposition, or termination of a position in such a transaction) will not constitute gross income for purposes of the 75% or 95% gross income test if Aimco properly identifies the transaction as specified in applicable Treasury Regulations and Aimco enters into such transaction (i) in the normal course of Aimco’s business primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets; (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests; or (iii) in connection with the extinguishment of indebtedness with respect to which Aimco has entered into a qualified hedging position described in clause (i) or the disposition of property with respect to which Aimco entered into a qualified hedging position described in clause (ii), primarily to manage the risks of such hedging positions. To the extent that Aimco enters into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. Aimco intends to structure any hedging transactions in a manner that will not jeopardize its qualification as a REIT. Aimco may conduct some or all of its hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that Aimco’s hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that Aimco’s hedging activities will not adversely affect its ability to satisfy the REIT qualification requirements.

Penalty Tax

Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income that Aimco or its TRSs generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of Aimco’s tenants by a TRS, redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to Aimco that are in excess of the amounts that would have been deducted based on arm’s-length negotiations, and redetermined TRS service income is income of a TRS attributable to services provided to, or on behalf of, Aimco (other than services furnished or rendered to a customer of Aimco’s) to the extent such income is lower than the income the TRS would have earned based on arm’s-length negotiations. Rents that Aimco receives will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

Aimco believes that the fees paid to its TRSs for tenant services are comparable to the fees that would be paid to an unrelated third party negotiating at arm’s-length. This determination, however, is inherently factual, and the IRS may assert that the fees paid by Aimco do not represent arm’s-length amounts. If the IRS successfully made such an assertion, Aimco would be required to pay a 100% penalty tax on the excess of an arm’s-length fee for tenant services over the amount actually paid.

Failure to Qualify

If Aimco fails to satisfy one or more requirements for REIT qualification other than the income or asset tests, Aimco could avoid disqualification if the failure is due to reasonable cause and not to willful neglect and Aimco pays a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If Aimco fails to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, Aimco will be subject to tax on its taxable income at regular corporate rates. Distributions to stockholders in any year in which Aimco fails to qualify will not be deductible by Aimco nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders that are individuals will generally be taxable at the preferential income tax rates for qualified dividends. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless Aimco is entitled to relief under specific statutory provisions, Aimco would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, Aimco would be entitled to this statutory relief.

Taxation of Stockholders

Taxation of Taxable U.S. Holders

As used herein, the term “U.S. Holder” means a holder of Aimco’s stock who for U.S. federal income tax purposes is:

1.	an individual who is a citizen or resident of the United States;

2.

a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

3.	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

4.

a trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions. Provided that Aimco qualifies as a REIT, distributions made to Aimco’s U.S. Holders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, dividends received from REITs are not eligible for taxation at the preferential income tax rates for qualified dividends received by U.S. Holders that are individuals, trusts and estates from taxable C corporations. Such U.S. Holders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to: (i) income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax); (ii) dividends received by the REIT from TRSs or other taxable C corporations; or (iii) income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

In addition, for taxable years that begin after December 31, 2017 and before January 1, 2026, stockholders that are individuals, trusts or estates are generally entitled to a deduction equal to 20% of the aggregate amount of ordinary income dividends received from a REIT (not including capital gain dividends, as described below, or dividends eligible for reduced rates applicable to qualified dividend income, as described above), subject to certain limitations.

Distributions that are designated as capital gain dividends will generally be taxed to U.S. Holders as long-term capital gains, to the extent that such distributions do not exceed Aimco’s actual net capital gain for the taxable year, without regard to the period for which the U.S. Holder that receives such distribution has held its stock. However, corporate U.S. Holders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Long-term capital gains are generally taxable at reduced maximum U.S. federal rates in the case of stockholders that are individuals, trusts or estates, and ordinary income rates in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions. Aimco may elect to retain, rather than distribute, some or all of its net long-term capital gains and pay taxes on such gains. In this case, Aimco could elect for its stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that Aimco. Aimco’s stockholders would increase the adjusted basis of their stock by the difference between (i) the amounts of capital gain dividends that Aimco designated and that they include in their taxable income, minus (ii) the tax that Aimco paid on their behalf with respect to that income. See “—Taxation of Aimco—Annual Distribution Requirements.”

Distributions in excess of current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that they do not exceed the adjusted basis of the U.S. Holder’s shares in respect of which the distributions were made, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a U.S. Holder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by Aimco in October, November or December of any year and payable to a U.S. Holder of record on a specified date in any such month will be treated as both paid by Aimco and received by the U.S. Holder on December 31 of such year; provided that the dividend is actually paid by Aimco before the end of January of the following calendar year.

To the extent that a REIT has available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “— Taxation of Aimco — Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would they affect the character of any distributions that are actually made by a REIT, which are generally subject to tax in the hands of stockholders to the extent that the REIT has current or accumulated earnings and profits.

Dispositions of Aimco Stock. A U.S. Holder will realize gain or loss upon the sale, redemption or other taxable disposition of Aimco stock in an amount equal to the difference between the sum of the fair market value of any property and cash received in such disposition and the U.S. Holder’s adjusted tax basis in the stock at the time of the disposition. In general, capital gains recognized by individuals upon the sale or disposition of shares of Aimco stock will be subject to a taxation at long-term capital gains rates if the Aimco stock is held for more than 12 months and will be taxed at ordinary income rates if the Aimco stock is held for 12 months or less. Gains recognized by U.S. Holders that are corporations are currently subject to U.S. federal income tax at ordinary income rates, whether or not classified as long-term capital gains. Capital losses recognized by a U.S. Holder upon the disposition of Aimco stock held for more than one year at the time of disposition will be considered long-term capital losses and are generally available only to offset capital gain income of the U.S. Holder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of Aimco stock by a U.S. Holder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from Aimco that are required to be treated by the U.S. Holder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of stock or other securities of Aimco in an amount that exceeds a prescribed threshold, it is possible that the provisions of the Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. While these Treasury Regulations are directed towards “tax shelters,” they are written quite broadly and apply to transactions that would not typically be considered tax shelters. In addition, the Code imposes penalties for failure to comply with these requirements. Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of stock or securities of Aimco or transactions that might be undertaken directly or indirectly by Aimco. Moreover, prospective investors should be aware that Aimco and other participants in the transactions involving Aimco (including their advisors) might be subject to disclosure or other requirements pursuant to these Treasury Regulations.

Taxation of Non-U.S. Holders

The following is a summary of certain anticipated U.S. federal income and estate tax considerations for the ownership and disposition of Aimco stock applicable to Non-U.S. stockholders. A “Non-U.S. Holder” is a stockholder that is neither a U.S. Holder nor a partnership (or other entity or arrangement treated as a partnership) for U.S. federal income tax purposes. The discussion is based on current law, is for general information only and addresses only selected, and not all, aspects of U.S. federal income and estate taxation relevant to Non-U.S. Holders.

Ordinary Dividends. The portion of distributions received by Non-U.S. Holders that is: (i) payable out of Aimco’s earnings and profits; (ii) not attributable to capital gains of Aimco; and (iii) not effectively connected with a U.S. trade or business of the Non-U.S. Holder, will be subject to U.S. withholding tax at the rate of 30% (unless reduced by an applicable tax treaty and the Non-U.S. Holder provides appropriate documentation regarding its eligibility for treaty benefits). In general, Non-U.S. Holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of Aimco stock. In cases where the dividend income from a Non-U.S. Holder’s investment in Aimco stock is, or is treated as, effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to U.S. tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the Non-U.S. Holder. The income may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a corporation.

Non-Dividend Distributions. Unless Aimco stock constitutes a U.S. real property interest (a “USRPI”) within the meaning of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions by Aimco which are not payable out of Aimco’s earnings and profits will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of current and accumulated earnings and profits of Aimco. If Aimco stock constitutes a USRPI, distributions by Aimco in excess of the sum of its earnings and profits plus the stockholder’s basis in its Aimco stock will be taxed under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder’s share of Aimco’s earnings and profits.

Capital Gain Dividends. Under FIRPTA, a distribution made by Aimco to a Non-U.S. Holder, to the extent attributable to gains from dispositions of USRPIs held by Aimco directly or through pass-through subsidiaries (“USRPI Capital Gains”), will, except as described below, be considered effectively connected with a U.S. trade or business of the Non-U.S. Holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether the distribution is designated as a capital gain dividend. In addition, Aimco will be required to withhold tax equal to 35% of the maximum amount that could have been designated as a USRPI Capital Gains dividend. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. Holder that is a corporation. A distribution is not a USRPI Capital Gain dividend if Aimco held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a Non-U.S. Holder that are attributable to dispositions by Aimco of assets other than USRPIs are generally not subject to U.S. federal income or withholding tax, unless: (i) the gain is effectively connected with the Non-U.S. Holder’s U.S. trade or business, in which case the Non-U.S. Holder would be subject to the same treatment as U.S. holders with respect to such gain; or (ii) the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the Non-U.S. Holder will incur a 30% tax on his capital gains.

A capital gain dividend by Aimco that would otherwise have been treated as a USRPI Capital Gain will not be so treated or be subject to FIRPTA, will generally not be treated as income that is effectively connected with a U.S. trade or business, and will instead be treated in the same manner as an ordinary dividend from Aimco (see “—Taxation of Non-U.S. Holders—Ordinary Dividends”); provided that: (1) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient Non-U.S. Holder does not own more than 10% of that class of stock at any time during the one-year period ending on the date on which the capital gain dividend is received. Aimco anticipates that its stock will be “regularly traded” on an established securities market.

Dispositions of Aimco Stock. Unless Aimco stock constitutes a USRPI, a sale of Aimco stock by a Non-U.S. Holder generally will not be subject to U.S. taxation under FIRPTA. The stock will be treated as a USRPI if 50% or more of Aimco’s assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. Even if the foregoing test is met, Aimco stock nonetheless will not constitute a USRPI if Aimco is a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT, less than 50% of the value of which is held directly or indirectly by Non-U.S. Holders at all times during a specified testing period (after applying certain presumptions regarding the ownership of Aimco stock, as described in the Code). Aimco believes that it is, and it expects to continue to be, a domestically controlled qualified investment entity. If Aimco is, and continues to be, a domestically controlled qualified investment entity, the sale of Aimco stock should not be subject to taxation under FIRPTA. No assurance can be given that Aimco is or will continue to be a domestically controlled qualified investment entity.

In the event that Aimco does not constitute a domestically controlled qualified investment entity, but Aimco’s stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, a Non-U.S. Holder’s sale of Aimco stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI; provided that the selling Non-U.S. Holder held 10% or less of such class of Aimco’s outstanding stock at all times during a prescribed statutory testing period.

If gain on the sale of stock of Aimco were subject to taxation under FIRPTA, the Non-U.S. Holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of Aimco stock that would not otherwise be subject to taxation under FIRPTA will nonetheless be taxable in the United States to a Non-U.S. Holder in two cases: (i) if the Non-U.S. Holder’s investment in the Aimco stock is effectively connected with a U.S. trade or business conducted by such Non-U.S. Holder, the Non-U.S. Holder will be subject to the same treatment as a domestic stockholder with respect to such gain, and a Non-U.S. Holder that is a corporation may also be subject to a 30% branch profits tax (unless reduced or eliminated by treaty); or (ii) if the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

In addition, even if Aimco is a domestically controlled qualified investment entity, upon disposition of Aimco stock, a Non-U.S. Holder may be treated as having capital gain from the sale or exchange of a USRPI if the Non-U.S. Holder: (i) disposes of its Aimco stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI; and (ii) acquires, or enters into a contract or option to acquire, other shares of Aimco stock within 61 days of the first day of the 30-day period described in (i), unless such Non-U.S. Holder held 5% or less of our stock at all times during the one-year period ending on the distribution date.

Special FIRPTA Rules. There are certain exemptions from FIRPTA for particular types of foreign investors, including “qualified foreign pension funds” and their wholly owned foreign subsidiaries and certain widely held, publicly traded “qualified collective investment vehicles.”

Estate Tax. Aimco stock owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held its Aimco stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) the Aimco stock is not otherwise used in an unrelated trade or business, Aimco believes that distributions from Aimco and income from the sale of the Aimco stock generally should not give rise to UBTI to a tax-exempt stockholder.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions from Aimco as UBTI.

In certain circumstances, a pension trust that owns more than 10% of Aimco’s stock could be required to treat a percentage of the dividends as UBTI if Aimco is a “pension-held REIT.” Aimco will not be a pension-held REIT unless: (1) it is required to “look through” one or more of its pension trust stockholders in order to satisfy the REIT “closely-held” test; and (2) either (i) one pension trust owns more than 25% of the value of Aimco’s stock, or (ii) one or more pension trusts, each individually holding more than 10% of the value of Aimco’s stock, collectively owns more than 50% of the value of Aimco’s stock. Certain restrictions on ownership and transfer of Aimco’s stock generally should prevent a tax-exempt entity from owning more than 10% of the value of Aimco’s stock and generally should prevent Aimco from becoming a pension-held REIT.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, which may result in statutory changes as well as revisions to regulations and interpretations. Holders are urged to consult with their tax advisors with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in Aimco stock.

Medicare 3.8% Tax on Investment Income

Certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds are required to pay a 3.8% Medicare tax on their “net investment income,” which includes dividends received from Aimco and capital gains from the sale or other disposition of Aimco stock.

Foreign Account Tax Compliance Act

Withholding at a rate of 30% generally will be required on dividends made in respect of Aimco stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in, and the accounts maintained by, the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) complies with the terms of an intergovernmental agreement between the United States and an applicable foreign country. Accordingly, the entity through which Aimco stock is held will affect the determination of whether such withholding is required. Similarly, dividends made in respect of Aimco stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations or other guidance, may modify these requirements. Aimco will not pay any additional amounts to stockholders in respect of any amounts withheld. Non-U.S. Holders are encouraged to consult their tax advisors regarding the possible implications of these withholding taxes on their investment in Aimco stock.

State, Local and Foreign Taxes

Aimco, Aimco Operating Partnership and Aimco stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. It should be noted that Aimco Operating Partnership owns properties located in a number of states and local jurisdictions and may be required to file income tax returns in some or all of those jurisdictions. The state, local or foreign tax treatment of Aimco Operating Partnership, Aimco and Aimco stockholders may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective investors are urged to consult their tax advisors regarding the application and effect of state, local foreign tax laws on an investment in Aimco.

LEGAL MATTERS

Certain tax matters will be passed upon for Aimco by Skadden, Arps, Slate, Meagher & Flom LLP. The validity of the securities offered hereby will be passed upon for Aimco by DLA Piper LLP (US), Baltimore, Maryland, and Skadden, Arps, Slate, Meagher & Flom LLP and for the Aimco Operating Partnership by Skadden, Arps, Slate, Meagher & Flom LLP.

EXPERTS

The consolidated financial statements of Aimco and the Aimco Operating Partnership appearing in Aimco’s and the Aimco Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2019 (including the schedule appearing therein), and the effectiveness of Aimco’s and the Aimco Operating Partnership’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such consolidated financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The estimated expenses, other than underwriting discounts and commissions, in connection with the offering of the securities, are as follows:

SEC Registration Fee	$	*
Printing Expenses		**
Legal Fees and Expenses (other than Blue Sky)		**
Accounting Fees and Expenses		**
Blue Sky Fees and Expenses (including fees of counsel)		**
Trustee’s and Transfer Agent’s fees and expenses		**
Miscellaneous		**

TOTAL	$	**

*

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, or the Securities Act, the registrants are deferring payment of all registration fees. In connection with the securities offered hereby, the registrants will pay “pay-as-you-go registration fees” in accordance with Rule 456(b) under the Securities Act.

**	These fees cannot be estimated at this time, as they are calculated based on the securities offered and the number of issuances.

Item 15.	Indemnification of Directors and Officers.

Aimco

Aimco’s charter limits the liability of Aimco’s directors and officers to Aimco and its stockholders to the maximum extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property or services actually received, or (ii) to the extent that a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding that the director’s or officer’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of Aimco or its stockholders to obtain other relief, such as an injunction or rescission.

Aimco’s charter and bylaws require Aimco to indemnify its directors and officers and permits Aimco to indemnify certain other parties to the fullest extent permitted from time to time by Maryland law. Maryland law permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer, whether or not involving action in the director’s or officer’s official capacity, in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. It is the position of the Securities and Exchange Commission, or SEC, that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

Aimco has entered into agreements with certain of its officers, pursuant to which Aimco has agreed to indemnify such officers to the fullest extent permitted by applicable law.

The Aimco Operating Partnership

The agreement of limited partnership of the Aimco Operating Partnership also provides for indemnification of Aimco, or any director or officer of Aimco, in its capacity as the previous general partner of the Aimco Operating Partnership, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees), fines, settlements and other amounts incurred in connection with any actions relating to the operations of the Aimco Operating Partnership.

Other

Section 10.6 of the Apartment Investment and Management Company 2007 Stock Award And Incentive Plan (the “2007 Plan”) and Section 12.6 of the Apartment Investment and Management Company 2015 Stock Award And Incentive Plan (the “2015 Plan”), provide that no member of Aimco’s Board of Directors (the “Board”) or of the Compensation Committee of the Board (the “Compensation Committee”), nor any officer or employee of Aimco acting on behalf of the Board or the Compensation Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the 2007 Plan or 2015 Plan, and all members of the Board or the Compensation Committee and each and any officer or employee of Aimco acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by Aimco in respect of any such action, determination or interpretation.

Item 16.	Exhibits

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrants’ annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the

Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Securities Act.

EXHIBIT INDEX

*1.1	Form of Underwriting Agreement.

4.1	Charter of Aimco (Exhibit 3.1 to Aimco’s Annual Report on Form 10-K for the year ended December 31, 2019, is incorporated herein by this reference).

4.2	Amended and Restated Bylaws of Aimco (Exhibit 3.1 to Aimco’s Current Report on Form 8-K dated January 26, 2016, is incorporated herein by this reference).

4.3	Fifth Amended and Restated Agreement of Limited Partnership of the Aimco Operating Partnership, dated as of April 8, 2019 (Exhibit 10.1 to Aimco’s Current Report on Form 8-K, dated April 5, 2019, is incorporated herein by this reference)

4.4	Form of Senior Debt Securities Indenture for Aimco (including form of Note) (Exhibit 4.1 to Aimco’s Registration Statement on Form S-3 (No. 333-61409) is incorporated herein by reference).

4.5	Form of Senior Subordinated Debt Securities Indenture for Aimco (including form of Note) (Exhibit 4.2 to Aimco’s Registration Statement on Form S-3 (No. 333-61409) is incorporated herein by reference).

4.6	Form of Subordinated Debt Securities Indenture for Aimco (including form of Note) (Exhibit 4.3 to Aimco’s Registration Statement on Form S-3 (No. 333-61409) is incorporated herein by reference).

4.7	Form of Senior Debt Securities Indenture for the Aimco Operating Partnership (including form of Note) (Exhibit 4.4 to Aimco’s Registration Statement on Form S-3 (No. 333-61409) is incorporated herein by reference).

4.8	Form of Senior Subordinated Debt Securities Indenture for the Aimco Operating Partnership (including form of Note) (Exhibit 4.5 to Aimco’s Registration Statement on Form S-3 (No. 333-61409) is incorporated herein by reference).

4.9	Form of Subordinated Debt Securities Indenture for the Aimco Operating Partnership (including form of Note) (Exhibit 4.6 to Aimco’s Registration Statement on Form S-3 (No. 333-61409) is incorporated herein by reference).

4.10	Form of Warrant Agreement (including form of Warrant Certificate) for Aimco (Exhibit 4.7 to Aimco’s Registration Statement on Form S-3 (No. 333-61409) is incorporated herein by reference).

*4.12	Form of Preferred Stock Certificate for Aimco.

4.13	Specimen certificate for Class A Common Stock of Aimco (Exhibit 4.10 to Aimco’s Registration Statement on Form S-3 (No. 333-113977) is incorporated herein by reference).

5.1	Opinion of DLA Piper LLP (US) regarding the validity of certain securities of Aimco offered hereby.

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of certain securities of Aimco offered hereby.

5.3	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the securities of the Aimco Operating Partnership offered hereby.

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding tax matters.

23.1	Consent of Ernst & Young LLP dated February 28, 2020.

Exhibit Index-1

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in opinions filed as Exhibit 5.2, Exhibit 5.3 and Exhibit 8.1).

23.3	Consent of DLA Piper LLP (US) (included in opinion filed as Exhibit 5.1).

24.1	Power of Attorney for Aimco (included on the signature page of this Registration Statement).

24.2	Power of Attorney for the Aimco Operating Partnership (included on the signature page of this Registration Statement).

**25.1	Statement of Eligibility and Qualification of Trustee under the Senior Debt Securities Indenture for Aimco.

**25.2	Statement of Eligibility and Qualification of Trustee under the Senior Subordinated Debt Securities Indenture for Aimco.

**25.3	Statement of Eligibility and Qualification of Trustee under the Subordinated Debt Securities Indenture for Aimco.

**25.4	Statement of Eligibility and Qualification of Trustee under the Senior Debt Securities Indenture for the Aimco Operating Partnership.

**25.5	Statement of Eligibility and Qualification of Trustee under the Senior Subordinated Debt Securities Indenture for the Aimco Operating Partnership.

**25.6	Statement of Eligibility and Qualification of Trustee under the Subordinated Debt Securities Indenture for the Aimco Operating Partnership.

*	To be filed by amendment or incorporated by reference prior to the offering of securities.
**	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Exhibit Index-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Apartment Investment and Management Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 28th day of February, 2020.

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

By:	/s/ Terry Considine
Terry Considine
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Terry Considine and Paul Beldin and each of them, each of whom may act without joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and reconstitution, for him and in his name, place and stead, in any and all capacities to execute in the name of each such person who is then an officer or director of Apartment Investment and Management Company, and to file any amendments (including post effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terry Considine Terry Considine	Chairman of the Board and Chief Executive Officer	February 28, 2020

/s/ Paul Beldin Paul Beldin	Executive Vice President, Chief Financial Officer and Principal Accounting Officer	February 28, 2020

/s/ Thomas L. Keltner Thomas L. Keltner	Director	February 28, 2020

/s/ J. Landis Martin J. Landis Martin	Director	February 28, 2020

/s/ Robert A. Miller Robert A. Miller	Director	February 28, 2020

/s/ Kathleen M. Nelson Kathleen M. Nelson	Director	February 28, 2020

S-1

Signature	Title	Date

/s/ Ann Sperling Ann Sperling	Director	February 28, 2020

/s/ Michael A. Stein Michael A. Stein	Director	February 28, 2020

/s/ Nina A. Tran Nina A. Tran	Director	February 28, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, AIMCO Properties, L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 28th day of February, 2020.

AIMCO PROPERTIES, L.P

By:	AIMCO-GP, INC.
its General Partner

By:	/s/ Terry Considine
Terry Considine
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Terry Considine and Paul Beldin, and each of them, each of whom may act without joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and reconstitution, for him and in his name, place and stead, in any and all capacities to execute in the name of each such person who is then an officer or director of Apartment Investment and Management Company, and to file any amendments (including post effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terry Considine Terry Considine	Chairman of the Board and Chief Executive Officer of the General Partner	February 28, 2020

S-2

Signature	Title	Date

/s/ Paul Beldin Paul Beldin	Executive Vice President, Chief Financial Officer and Principal Accounting Officer of the General Partner	February 28, 2020

/s/ Thomas L. Keltner Thomas L. Keltner	Director of the General Partner	February 28, 2020

/s/ J. Landis Martin J. Landis Martin	Director of the General Partner	February 28, 2020

/s/ Robert A. Miller Robert A. Miller	Director of the General Partner	February 28, 2020

/s/ Kathleen M. Nelson Kathleen M. Nelson	Director of the General Partner	February 28, 2020

/s/ Ann Sperling Ann Sperling	Director of the General Partner	February 28, 2020

/s/ Michael A. Stein Michael A. Stein	Director of the General Partner	February 28, 2020

/s/ Nina A. Tran Nina A. Tran	Director of the General Partner	February 28, 2020

S-3